UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

UNIQURE N.V.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

uniQure N.V.

Paasheuvelweg 25a

1105 BP Amsterdam

The Netherlands

+1-339-970-7000

Dear Shareholder:October 6, 2023

On behalf of the Board of Directors of uniQure N.V. (the “Company”), I invite you to attend an Extraordinary General Meeting of Shareholders on November 15, 2023, at 2:00 p.m., Central European Time (the “Extraordinary Meeting”). The Extraordinary Meeting will be held at the Company’s principal executive offices located at Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands. The matters to be voted upon at the Extraordinary Meeting are listed in the Notice of Extraordinary General Meeting of Shareholders (the “Notice”) and are more fully described in the proxy statement accompanying this letter (the “Proxy Statement”).

Registered Shareholders (as defined in the Notice) are entitled to submit their questions regarding the agenda items ahead of the Extraordinary Meeting by email to investors@uniQure.com and during the Extraordinary Meeting, in each case, as more particularly described in the Proxy Statement.

We have opted to furnish our proxy materials to stockholders over the Internet instead of mailing printed copies. We believe that this process will provide you with a convenient and quick way to access the proxy materials, including this Proxy Statement, and to authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

Shareholders will not receive paper copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials will be mailed to our Shareholders of record, which provides instructions regarding how you may access or request all of the proxy materials by telephone or email. The Notice of Internet Availability of our Proxy Materials also instructs you how to vote your shares online. If you prefer to receive a paper or email copy of the proxy materials, you should follow the instructions for requesting such materials printed on the Notice. These materials are available free of charge at http://www.edocumentview.com/QURE. Further instructions for accessing these proxy materials and voting at the Extraordinary Meeting are described in the Notice and the Proxy Statement.

Your vote is very important. Whether or not you plan to attend the Extraordinary Meeting in person, please carefully review the enclosed Proxy Statement and then cast your vote, regardless of the number of shares you hold. If you are a shareholder of record, you may vote over the Internet, by telephone or by completing, signing, dating, and mailing the accompanying proxy card in the return envelope no later than 11:59 p.m. Central European Time on November 14, 2023. If you mail the proxy card within the United States, no additional postage is required. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the Extraordinary Meeting in person, provided that you have notified the Company of your intention to attend the meeting no later than 12:00 p.m. Central European Time on November 14, 2023.  If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares and you will have the option to cast your vote in the manner provided in the voting instructions you receive from your broker or other nominee. In any event, to be sure that your vote will be received in time (and no later than 11:59 p.m. Central European Time on November 14, 2023), please cast your vote by your choice of available means at your earliest convenience.

Thank you for your continuing interest in the Company. We look forward to you attending the Extraordinary Meeting. If you have any questions about the Proxy Statement, please contact investor relations at investors@uniQure.com.

Sincerely,

/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer and Executive Director

uniQure N.V.

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

November 15, 2023

To the Shareholders of uniQure N.V.:

Notice is hereby given that an Extraordinary General Meeting of Shareholders (the “Extraordinary Meeting”) of uniQure N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands (the “Company,” “uniQure,” or “we”), will be held on November 15, 2023, at 2:00 p.m., Central European Time, at the Company’s principal executive offices located at Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands with the following agenda:

I.	Opening and announcements
II.	To approve the amendment and restatement of the Company’s 2014 Share Incentive Plan (Voting Proposal No. 1)
III.

If Voting Proposal No. 1 is adopted, to approve an increase in the number of authorized shares under the amendment and restatement of the Company’s 2014 Share Incentive Plan and to authorize the Board as the competent body to issue ordinary shares and grant rights to subscribe for ordinary shares pursuant to such Plan (Voting Proposal No. 2)

IV.	Any other business that may properly come before the meeting or any adjournment of the meeting and
V.	Closing of the meeting

Our Board of Directors (our “Board”) recommends that you vote “FOR” each of the voting proposals noted above.

The Board has fixed the close of business Central European Time on October 18, 2023 as the record date and, therefore, only the Company’s shareholders of record (“Registered Shareholders”) at the close of business Central European Time on October 18, 2023 are entitled to receive this notice (the “Notice”) and to vote at the Extraordinary Meeting and any adjournment thereof.

Only Registered Shareholders who have given notice in writing to the Company by 12:00 p.m. Central European Time on November 14, 2023 of their intention to attend the Extraordinary Meeting in person are entitled to so attend the Extraordinary Meeting. The conditions for attendance at the Extraordinary Meeting are as follows:

o	Registered Shareholders must (i) notify the Company by 12:00 p.m. Central European Time on November 14, 2023 of their intention to attend the Extraordinary Meeting by submitting their name and the number of registered shares held by them through the Company’s email address at investors@uniQure.com and (ii) bring a form of personal picture identification to the Extraordinary Meeting; and
o	Holders of shares held in street name (“Beneficial Holders”) must have their financial intermediary, agent or broker with whom the shares are on deposit issue a proxy to them that confirms they are authorized to take part in and vote at the Extraordinary Meeting. These Beneficial Holders must (i) notify the Company of their intention to attend the Extraordinary Meeting by submitting their name and the number of shares beneficially owned by them through the Company’s email address at investors@uniQure.com no later than 12:00 p.m. Central European Time on November 14, 2023, (ii) bring an account statement or a letter from the record holder indicating that the Beneficial Holder owned the shares as of the record date to the Extraordinary Meeting, (iii) bring the proxy issued to them by their financial intermediary to the Extraordinary Meeting and (iv) bring a form of personal picture identification to the Extraordinary Meeting.

A proxy statement more fully describing the matters to be considered at the Extraordinary Meeting (the “Proxy Statement”) is attached to this Notice.

Registered Shareholders will not receive paper copies of the proxy materials unless they request them. Instead, this Notice, which has been (or will be) mailed to our Registered Shareholders, provides instructions regarding how you may access or request all of the proxy materials by telephone or email. This Notice also instructs you how to vote your shares online. If you prefer to receive a paper or email copy of the proxy materials, you should follow the instructions for requesting such materials printed herein. All proxy materials are on a publicly accessible website. These materials are available free of charge at http://www.edocumentview.com/QURE.

Whether or not you plan to attend the Extraordinary Meeting in person, please vote via the Internet prior to the Extraordinary Meeting. You also may vote by telephone or by submitting a proxy card by mail prior to the Extraordinary Meeting. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you also may have the choice of instructing the record holder as to the voting of your shares by proxy, over the Internet or by telephone. Follow the instructions on the voting instruction form you receive from your broker or other nominee. If you are submitting a proxy card by mail, you do not need to affix postage to the enclosed reply envelope if you mail it within the United States.

All proxies submitted to us will be tabulated by Computershare.

All Shareholders are extended an invitation to attend the Extraordinary Meeting.

By Order of the Board of Directors,

/s/ Matthew Kapusta
Matthew Kapusta
Chief Executive Officer and Executive Director

Important Notice Regarding the Availability of Proxy Materials for the 2023 Extraordinary General Meeting of
Shareholders to Be Held on November 15, 2023

The Proxy Statement and Proxy Card are available at
http://www.edocumentview.com/QURE
and on our website at http://www.uniqure.com.

1.	NOTE REGARDING FORWARD-LOOKING STATEMENTS	1

2.	PROXY STATEMENT FOR THE 2023 EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS	2

3.	QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY GENERAL MEETING	2

4.	AGENDA ITEM IV - VOTING PROPOSAL NO. 1 - TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2014 SHARE INCENTIVE PLAN	7

5.	AGENDA ITEM V - VOTING PROPOSAL NO. 2 - IF VOTING PROPOSAL NO. 1 IS ADOPTED, TO APPROVE AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES UNDER AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2014 SHARE INCENTIVE PLAN	17

6.	COMPENSATION DISCUSSION & ANALYSIS	22

7.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	61

8.	GENERAL MATTERS	64

9.	APPENDIX A	66

10.	APPENDIX B	78

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in the following Proxy Statement for the 2023 Extraordinary General Meeting of Shareholders are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our ability to attract, motivate, and retain talent, our belief that the use of equity-based compensation aligns plan participants’ interests with those of our shareholders, and our expectation to reduce our burn rate, and are subject to the safe harbor created by those sections.

Forward-looking statements are based on our current assumptions, projections and expectations of future events, and are generally identified by words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions, or the negatives thereof, or future dates. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. The most significant factors known to us that could materially adversely affect our business, operations, industry, financial position or future financial performance are described in “Part I, Item 1A, Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2023 (the “Annual Report on Form 10-K”) and our most recent Quarterly Report on Form 10-Q filed with the SEC on August 1, 2023 (collectively, our “Periodic Reports”).

You should not place undue reliance on any forward-looking statement, which speaks only as of the date made, and should recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results due to the risks and uncertainties described in our Periodic Reports, including under the caption “Risk Factors,” as well as others that we may consider immaterial or do not anticipate at this time. The risks and uncertainties described in our Periodic Reports are not exclusive and further information concerning our company and our business, including factors that could materially affect our operating results or financial condition, may emerge from time to time. We undertake no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with or furnish to the SEC.

uniQure N.V.

Paasheuvelweg 25a

1105 BP Amsterdam

The Netherlands

+1-339-970-7000

PROXY STATEMENT FOR THE 2023 EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

To Be Held on November 15, 2023, at 2:00 p.m., Central European Time

This proxy statement (the “Proxy Statement”), which includes the explanatory notes to the agenda for the 2023 Extraordinary General Meeting of Shareholders (the “Extraordinary Meeting”) and the accompanying proxy card, are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of uniQure N.V., a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands (the “Company,” “uniQure,” “our” or “we”), for the Extraordinary Meeting. The Extraordinary Meeting will be held at 2:00 p.m. Central European Time on November 15, 2023, and at any adjournment thereof, at the Company’s principal executive offices located at Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands.

The approximate date on which the Proxy Statement is first being sent or made available to the Company’s shareholders (each a “Shareholder” and collectively, the “Shareholders”) is October 18, 2023.

QUESTIONS AND ANSWERS ABOUT THE EXTRAORDINARY MEETING

Why did I Receive these Proxy Materials?

We are providing these proxy materials to you in connection with the solicitation by our Board of proxies to be voted at the Extraordinary Meeting.

What am I Voting on and How Does the Board Recommend I Vote?

You will be voting on the following proposals. After careful consideration, the Board unanimously recommends that the Registered Shareholders vote as follows:

(1)	Voting Proposal No. 1: “FOR” the amendment and restatement of the Company’s 2014 Share Incentive Plan.
(2)	Voting Proposal No. 2: “FOR” the increase in the number of authorized shares under an amendment and restatement of the Company’s 2014 Share Incentive Plan and the authorization of the Board as the competent body to issue ordinary shares and grant rights to subscribe for ordinary shares pursuant to such Plan, but if and only to the extent that Voting Proposal No. 1 is adopted.

The Resolution to Approve the Amendment and Restatement of our 2014 Share Incentive Plan was not Approved by our Shareholders at our 2023 Annual Meeting of Shareholders. How are Voting Proposals Nos. 1 and 2 Different from such Proposed Resolution at our 2023 Annual Meeting of Shareholders?

At our 2023 Annual Meeting of Shareholders held on June 13, 2023 (the “2023 Annual Meeting”), we requested that our shareholders approve an amendment and restatement of the 2014 Share Incentive Plan, which contemplated, among other items, an increase in the number of ordinary shares (“Ordinary Shares”) reserved for issuance thereunder by 3,500,000 Ordinary Shares and extension of the term by 10 years. Our shareholders did not approve such resolution.

The amendment and restatement of our 2014 Share Incentive Plan contemplated by Voting Proposal No. 1 does not provide for an increase in the number of shares reserved for issuance thereunder. Otherwise, it is substantially similar to the amendment and restatement of the 2014 Share Incentive Plan proposed at our 2023 Annual Meeting, including the 10-year term extension. We have bifurcated these proposals to increase the likelihood that the amendment and restatement of our 2014 Share Incentive Plan is approved and, in turn, the term of 2014 Share Incentive Plan is extended by 10 years. We believe an active equity-based compensation plan is a vital part of our compensation program for our employees and is necessary in order to attract, retain, and motivate persons who are expected to make important contributions to our company. We want to ensure that our shareholders have the opportunity to approve an extension of our 2014 Share Incentive Plan to ensure we can continue to do so, without dilution of ownership.

If Voting Proposal No. 1 is approved, we are separately asking our shareholders to approve Voting Proposal No. 2, which is an amendment to such amended and restated plan to increase the number of shares reserved for issuance thereunder by an additional 1,750,000 shares, or 50% fewer Ordinary Shares than those requested at our 2023 Annual Meeting. We have decreased our additional share request to strengthen our alignment with shareholders, while maintaining our ability to offer market competitive equity compensation.

Who May Vote at the Extraordinary Meeting?

If you are a holder of record of our Ordinary Shares or if you hold Ordinary Shares in street name at the close of business Eastern Time on October 18, 2023 (the “Record Date”), you are entitled to receive notice of and to vote at the Extraordinary Meeting and any adjournment thereof. We expect that we will have approximately 47,803,193 Ordinary Shares outstanding as of the Record Date. We have no other securities entitled to vote at the Extraordinary Meeting. Each Ordinary Share is entitled to one vote on each voting proposal. There is no cumulative voting.

The Company is sending the Notice to shareholders of record as of October 6, 2023, which we established as the notice date to comply with applicable deadlines for purposes of compliance with the SEC and Nasdaq proxy solicitation rules. The receipt of the Notice by itself does not entitle you to vote at the Extraordinary Meeting.

What Vote is Required?

Under the Company’s Articles of Association, the presence at the Extraordinary Meeting of one-third of the issued share capital, present in person or represented by proxy, is required for a quorum.

Each matter proposed by the Board shall be adopted by a simple majority of the votes cast at the Extraordinary Meeting. Abstentions, “blank votes”, “broker non-votes” and invalid votes are not considered votes cast.

What is the Difference Between Being a Holder of Record of Ordinary Shares and Holding Ordinary Shares in “Street Name”?

A holder of record holds Ordinary Shares in his or her name. Ordinary Shares held in “street name” means Ordinary Shares that are held in the name of a bank or broker on a person’s behalf.

Am I Entitled to Vote if My Ordinary Shares are Held in “Street Name”?

Yes. If your Ordinary Shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those Ordinary Shares held in “street name.” If your Ordinary Shares are held in street name, these proxy materials will be provided to you by your bank or brokerage firm, along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.

How Can I Vote My Ordinary Shares?

If you are a record holder of Ordinary Shares at the close of business on the Record Date, you may vote as follows:

●	By Internet. Access the website of the Company’s tabulator, Computershare, at: http://www.investorvote.com/QURE, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your Internet vote cannot be completed, and you will receive an error message. If you vote on the Internet, you also may request electronic delivery of future proxy materials.

●	By Telephone. Call 1-800-652-8683 toll-free from the U.S., U.S. territories and Canada and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed. You must have the control number that is included on the proxy card when voting.
●	By Mail. If you receive a proxy card by mail, complete and mail a proxy card in the enclosed postage prepaid envelope to the address provided. Your shares will be voted in accordance with your instructions. If you are mailed or otherwise receive or obtain a proxy card, and you choose to vote by telephone or by Internet, you do not have to return your proxy card.
●	In Person at the Meeting. If you attend the Extraordinary Meeting, be sure you have given notice in writing to the Company by 12:00 p.m. Central European Time on November 14, 2023 and bring a form of personal picture identification with you. Directions to the Extraordinary Meeting are available by contacting Investor Relations at uniQure N.V., Paasheuvelweg 25a, 1105BP Amsterdam, the Netherlands, telephone number +1-339-970-7000, email investors@uniQure.com. Failure to comply with these requirements may preclude you from being admitted to the Extraordinary Meeting.

If Ordinary Shares are held in street name at the close of business on the Record Date, you may vote:

●	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.
●	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
●	In Person at the Meeting. If you attend the meeting, in addition to picture identification, you should bring an account statement or a letter from the record holder indicating that you owned the shares and the number of shares as of the record date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. Failure to comply with these requirements may preclude you from being admitted to the Extraordinary Meeting.

We will not conduct the Extraordinary Meeting over the Internet via live audio webcast. Please ensure that you vote in advance of the Extraordinary Meeting by Internet, by telephone or by mail, in accordance with the instructions above. To be sure that your vote will be received in time (and no later than 11:59 p.m. Central European Time on November 14, 2023), please cast your vote by your choice of available means at your earliest convenience. Even if you plan to attend the Extraordinary Meeting, we encourage you to vote your shares by Internet or by telephone.

Can I Change My Vote?

Even if you execute and deliver a proxy, you retain the right to revoke it and to change your vote to attend and vote in person at the Extraordinary Meeting or any adjournment thereof. If you are a record holder of Ordinary Shares at the close of business on the Record Date, you may change your vote by doing any one of the following:

(1)

Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m. Central European Time on November 14, 2023.

(2)

You must notify us of your intention to revoke your proxy no later than 12:00 p.m. Central European Time on November 14, 2023. Such revocation may be effected in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of Investor Relations at the address of our principal executive offices set forth above.

(3)	Attend the Extraordinary Meeting in person and vote as instructed above.

If your shares are held in street name, you may submit new voting instructions by contacting your broker or other nominee. You may also attend the Extraordinary Meeting in person and vote as instructed above.

Unless so revoked, the shares represented by a proxy, if received in time, will be voted in accordance with the directions given therein.

If the Extraordinary Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Extraordinary Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Extraordinary Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

How Do I Vote by Proxy?

The Ordinary Shares represented by any proxy duly given will be voted at the Extraordinary Meeting in accordance with the instructions of the Shareholder. You may vote “FOR” or “AGAINST” or “ABSTAIN” from each of the voting proposals.

What if I Return my Proxy Card but do not Provide Voting Instructions?

If no specific instructions are given, the shares will be voted “FOR” the voting proposals described in this Proxy Statement. In addition, if any other matters come before the Extraordinary Meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment with respect to such matters.

If we receive a signed and dated proxy card or receive your instructions by Internet or by telephone and your instructions do not specify how your shares are to be voted, your shares will be voted with the Board’s recommendations.

What Does it Mean to “ABSTAIN” from a Vote?

An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal.

What Happens if I Fail to Vote or Abstain from Voting?

If you do not exercise your vote because you do not submit a properly executed proxy card to the Company, and do not vote by Internet or by Telephone, in accordance with the instructions contained in this Proxy Statement in a timely fashion or by failing to attend the Extraordinary Meeting to vote in person or fail to instruct your broker, bank, trust company or other nominee how to vote on a non-routine matter, it will have no effect on a Proposal. If you mark your proxy or voting instructions expressly to abstain or to cast a “blank vote” for any Proposal, it will also have no effect on such Proposal. If you do not give instructions to your broker, bank, trust company or other nominee, such broker, bank, trust company or other nominee will nevertheless be entitled to vote your shares in its discretion on routine matters and may give or authorize the giving of a proxy to vote the shares in its discretion on such matters.

If My Shares are Held in Street Name by my Broker, Will my Broker Automatically Vote my Shares for Me?

If you hold your shares in street name, your broker, bank, trust company or other nominee cannot vote your shares on non-routine matters without instructions from you. You should therefore instruct your broker, bank, trust company or other nominee as to how to vote your shares. Please check the voting form used by your broker, bank, trust company or other nominee.

If you do not provide your broker, bank, trust company or other nominee with instructions and your broker, bank, trust company or other nominee submits an unvoted proxy with respect to the Proposals, this will be considered to be a “broker non-vote” and your shares will not be counted for purposes of determining the presence of a quorum with respect to each Proposal.

Beneficial owners of Ordinary Shares held through a broker, bank, trust company or other nominee may not vote the underlying shares at the Extraordinary Meeting, unless they first obtain a signed “legal proxy” from the bank, broker, trust company or other nominee through which you beneficially own your shares.

What Are Broker Non-Votes?

“Broker non-votes” are shares represented at the Extraordinary Meeting held by brokers, bankers, or other nominees (i.e., in “street name”) that are not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Accordingly, if you do not instruct your broker how to vote your shares on “non-discretionary” matters, your broker will not be permitted to vote your shares on these matters.

Are the Proposals Considered “Routine” or “Non-Routine”?

Both Proposal No. 1 and Proposal No. 2 are considered non-routine matters. Accordingly, if you do not instruct your broker how to vote your shares on “non-discretionary” matters, your broker will not be permitted to vote your shares on these matters.

What are the Costs of the Solicitation of Proxies?

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, by electronic mail or by phone through agents of the Company. Additionally, the employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally, by telephone, electronic mail, or mail. The Company will also reimburse banks, brokers or other institutions for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Where Can I Find the Voting Results?

The preliminary voting results will be announced at the Extraordinary Meeting. The final results will be disclosed in a Current Report on Form 8-K within four business days after the meeting date.

VOTING PROPOSAL NO. 1
AMENDMENT TO THE 2014 SHARE INCENTIVE PLAN

The 2014 Share Incentive Plan (the “2014 Plan”) was originally approved by our Shareholders in January 2014, and was subsequently amended or amended and restated, as applicable, as of June 10, 2015, June 15, 2016, June 13, 2018, and June 16, 2021. As of August 31, 2023, there were 501,785 Ordinary Shares available for awards to be granted under the 2014 Plan.

We are asking our shareholders to approve the material changes to the 2014 Plan described below and as set forth in an amendment and restatement of the 2014 Plan (the “2014 Plan Restatement”). We are not asking our Shareholders to increase the number of Ordinary Shares reserved for issuance under the 2014 Plan in this Voting Proposal No. 1.

The Company is committed to strong corporate governance and maximizing Shareholder value. The Board believes that the use of equity-based compensation aligns plan participants’ interests with Shareholders, and thereby promotes best practices in corporate governance. The use of equity-based compensation enables us to attract, motivate, and retain talent to contribute to our success.

To this end, on September 27, 2023, the Board unanimously adopted, upon the recommendation of the Compensation Committee of the Board and subject to Shareholder approval, the 2014 Plan Restatement. Accordingly, the Board proposes the following amendments to the 2014 Plan as set forth in the 2014 Plan Restatement:

●	extend the term from January 9, 2024 to November 14, 2033;
●	clarify that absent Shareholder approval (except in connection with a corporate transaction involving the Company), the following are prohibited: (i) the substitution of outstanding share options or share appreciation rights for new share options or share appreciation rights with an exercise price or measurement price, as applicable, that is less than the exercise price or measurement price of the original options or share appreciation rights and (ii) the substitution of outstanding share options or share appreciation rights with an exercise price or measurement price, as applicable, above the current share price for cash or other securities;
●	provide that Ordinary Shares delivered to the Company to satisfy tax withholding obligations with respect to any type of award under the 2014 Plan Restatement shall not be added back to the number of Ordinary Shares available for the future grant of awards under the 2014 Plan Restatement;
●	expressly provide that (i) no dividends or dividend equivalents may be paid with respect to restricted shares, restricted share units and other share-based awards that are subject to vesting restrictions, whether time- or performance-based, and shall be paid only if and to the extent that the restricted shares, restricted share units or other share-based awards become vested, and (ii) no dividends or dividend equivalents will be paid with respect to share options or share appreciation rights; and
●	clarify that no awards may be granted under the 2014 Plan Restatement while the 2014 Plan Restatement is suspended or after it is terminated, provided that following any suspension or termination of the 2014 Plan Restatement, the 2014 Plan Restatement shall remain in effect for the purpose of governing all then-outstanding awards until such awards have been terminated, forfeited, reacquired or otherwise canceled, or earned, exercised, settled or otherwise paid out, in accordance with their terms.

No other material changes to the 2014 Plan are proposed or recommended.  The 2014 Restatement Amendment incorporates shareholder feedback following our 2023 Annual Meeting and retains the enhancements proposed at such meeting.

Background and Purpose

If the 2014 Plan Restatement is not approved then it will expire on January 9, 2024, and thereafter we will not be able to grant additional equity incentives under the 2014 Plan. If the 2014 Plan were to expire, we would not have the ability to adequately compensate and incentivize our employees with equity-based compensation as we operate our business. The Board adopted the 2014 Plan Restatement and strongly recommends that our Shareholders approve the 2014 Plan Restatement.

Equity-based compensation is a vital part of our compensation program for our employees, including our named executive officers, and our non-employee directors. We have traditionally granted equity to new hires in connection with their commencement of employment and to eligible employees as part of the annual review of their compensation to provide a market competitive offering that enables us to attract and retain talent. If this Voting Proposal No. 1 is not approved by our Shareholders, we will not be able to continue to issue equity-based compensation except in circumstances such as inducement awards for new hires.  Without the use of equity-based compensation, we would lose an essential market-competitive tool to attract, motivate, and retain the talent that we need.

The purpose of the 2014 Plan Restatement is to advance the interests of the Company’s Shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and its affiliates and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s Shareholders. We believe that the 2014 Plan Restatement provides a means whereby our eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success and encourages them to devote their best efforts to us.

Summary of 2014 Plan Restatement

Pursuant to the 2014 Plan Restatement, the Company may grant incentive share options, non-statutory share options, share appreciation rights, restricted share awards, restricted share units, performance share units and other share-based awards. This summary is not intended to be complete and is qualified in its entirety by the full text of the 2014 Plan Restatement, which is attached to this proxy statement as “Appendix A.”

Administration

The 2014 Plan Restatement will be administered by the Compensation Committee of our Board, and for purposes of the 2014 Plan Restatement, references to the “Board” mean the Board or the Compensation Committee, to the extent the Board has delegated its powers or authority under the 2014 Plan Restatement to the Compensation Committee.  The Compensation Committee has discretion to determine the individuals to whom, and the time or times at which, awards may be granted under the 2014 Plan Restatement, the number of ordinary shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the type of award, the manner in which such awards will vest, become exercisable or payable, the performance criteria, performance goals and other terms and conditions applicable to awards. However, consistent with Dutch law and our Compensation Committee Charter, the Board finally reviews and grants all individual awards pursuant to the 2014 Plan Restatement, based on the recommendations of the Compensation Committee. The Board, based on the recommendations of the Compensation Committee, also has the authority to amend any outstanding option or other award, provided that no such action shall adversely affect the rights of a participant or otherwise violate applicable law. Subject to the change in control and adjustment provisions contained in the 2014 Plan Restatement, the Compensation Committee does not have the authority to reprice outstanding options without Shareholder approval.

Shares Subject to the 2014 Plan Restatement

The 2014 Plan Restatement does not alter the number of Ordinary Shares with respect to which awards may be granted, as set forth in the 2014 Plan.

As of August 31, 2023, 501,785 shares remained available for awards.  The number of shares remaining available for awards under the 2014 Plan as of the effective date of the 2014 Plan Restatement will be reduced if any awards are granted under the 2014 Plan after August 31, 2023 and prior to the effective date of the 2014 Plan Restatement. In addition, subject to adjustment as described herein, the Ordinary Shares subject to outstanding awards granted under the 2014 Plan prior to the effective date of the 2014 Plan Restatement that are cancelled, terminated, expired, forfeited or otherwise lapse without being settled in shares on or after the effective date of the 2014 Plan Restatement will also be available for the grant of awards under the 2014 Plan Restatement. For the avoidance of doubt, the Ordinary Shares subject to outstanding awards granted under the 2014 Plan prior to the effective date of the 2014 Plan Restatement that are cancelled, terminated, expired, forfeited or otherwise lapse without being settled in shares prior to the effective date of the 2014 Plan Restatement will also be available for the grant of awards under the 2014 Plan Restatement. Subject to adjustment as described below, on and after the effective date of the 2014 Plan Restatement, the aggregate number of Ordinary Shares that may be issued or transferred under the 2014 Plan Restatement pursuant to incentive share options may not exceed 200,000 Ordinary Shares.

The number of Ordinary Shares covered by share appreciation rights shall be counted against the number of shares available for grant under the 2014 Plan Restatement; provided, however, that (i) share appreciation rights that may be settled only in cash shall not be so counted and (ii) if the Company grants a share appreciation right in tandem with an option for the same number of Ordinary Shares and provides that only one such award may be exercised, only the shares covered by the option, and not the shares covered by the tandem share appreciation right, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2014 Plan Restatement.

If any award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited or (ii) results in any Ordinary Shares not being issued, the unused Ordinary Shares covered by such award shall again be available for grant under the 2014 Plan Restatement, subject to any limitations under the Code and certain other terms set forth in the 2014 Plan Restatement.

Ordinary Shares delivered to the Company by a participant to (i) purchase Ordinary Shares upon the exercise of an award or (ii) satisfy tax withholding obligations with respect to awards shall not be added back to the number of shares available for the future grant of awards under the 2014 Plan Restatement.

In connection with certain corporate transactions involving the Company, the Board may grant awards in substitution for any options or other shares or share-based awards granted by another applicable entity involved in the corporate transaction. Substitute awards may be granted on such terms as the Board deems appropriate, and such substitute awards shall not count against the overall share limit under the 2014 Plan Restatement, except as may be required by reason of Section 422 and related provisions of the Code.

Share Options

The Board may grant options to purchase Ordinary Shares and determine the number of Ordinary Shares to be covered by each option, the exercise price of each option and the conditions and limitations applicable to the exercise of each option, including conditions relating to applicable securities laws, as it considers necessary or advisable. The Board establishes the exercise price of each option and specifies the exercise price in the applicable option agreement, which shall not be less than 100% of the fair market value per ordinary share on the date the option is granted.

Restricted Share Units

The Board may grant awards entitling the recipient to receive Ordinary Shares or cash to be delivered at the time such award vests. Vesting is subject to the continued employment of participants.

Performance Share Units

The Board may grant awards linked to specific performance criteria as determined by the Board and which will be earned based on the actual achievement of this specific criteria during the performance period, as determined by the Board. The vesting period applicable to the performance share units will be set by the Board at the time of grant.

Eligibility and Participation

All of the  employees, executive directors and non-executive directors, as well as consultants and advisors (as such terms are defined and interpreted for purposes of Form S-8, or any successor form) to the Company, its subsidiaries, and any other business venture in which the Company has a controlling interest  are eligible to be granted awards under the 2014 Plan Restatement. As of August 31, 2023, there were approximately 550 employees, eight (8) non-executive directors and 37 consultants and advisors who were eligible to participate in the 2014 Plan and would have been eligible to participate in the 2014 Plan Restatement if it had been in effect on such date. Eligibility to participate in the 2014 Plan Restatement is determined at the sole discretion of the Board.

Termination of Status

The Board shall determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant, or the participant’s legal representative, conservator, guardian or other designated beneficiary, may exercise rights under the award.

Acceleration

The Board may at any time provide that any award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Adjustments

In connection with share splits, share dividends, recapitalizations and certain other events affecting our Ordinary Shares, the Board will make adjustments as it deems appropriate in the number and kind of shares that may be issued under the 2014 Plan Restatement; the number and class of securities and exercise price per share of each outstanding option; the share and per-share provisions and the measurement price of each outstanding share appreciation right; the number of shares subject to and the repurchase price per share subject to restricted shares; and the share and per-share-related provisions and the purchase price, if any, of each outstanding restricted share unit or other share-based award.

Reorganization Event

In connection with a Reorganization Event (as defined in the 2014 Plan Restatement) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding awards that are not exercised or paid at the time of the Reorganization Event shall be assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). Unless the award agreement provides otherwise, if a participant’s employment or other service is terminated by the Company without cause (as determined by the Board) upon or within 12 months following a Reorganization Event, the participant’s outstanding awards shall become fully exercisable and any restrictions on such awards shall lapse as of the date of such termination; provided that if the restrictions on any such awards are based, in whole or in part, on performance, the applicable award agreement shall specify how the portion of the award that becomes vested shall be calculated in this situation.

In connection with a Reorganization Event, if all outstanding awards are not assumed by, or replaced with awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding awards on such terms as the Board determines without the consent of any participant (provided that the Board is not obligated to treat all awards, participant or types of awards the same in connection with a Reorganization Event):

●	upon written notice to a participant, provide that all of the participant’s unexercised and/or unvested awards will terminate immediately prior to such Reorganization Event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice;
●	provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, prior to or upon such Reorganization Event;
●	in the event of a Reorganization Event in connection with which holders of Ordinary Shares will receive per share cash consideration, provide that awards will be terminated and participants will receive cash-out payments for their awards equal to (i) the number of shares subject to the vested portion of the award (after giving effect to any vesting acceleration upon or immediately prior to such Reorganization Event) multiplied by (ii) the excess, if any, of the per share purchase price over the exercise, measurement or purchase price of such award and any applicable tax withholdings;
●	provide that, in connection with a liquidation or dissolution of the Company, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); or
●	any combination of the foregoing.

In general terms, a Reorganization Event under the 2014 Plan Restatement occurs if:

●	a person, entity or affiliated group, with certain exceptions, acquires more than 50% of our then-outstanding voting securities;
●	consummation of the sale of all or substantially all of the property or assets of the Company; or
●	we merge or consolidate with another entity that results in the shareholders of the Company immediately before the merger or consolidation owning, in the aggregate, less than 51% of the voting stock of the surviving entity.

Prohibition on Repricing

Except in connection with a corporate transaction involving the Company, the Company may not, without obtaining Shareholder approval, (i) amend the terms of outstanding options or share appreciation rights to reduce the exercise price or measurement price of such awards, (ii) cancel outstanding options or share appreciation rights in exchange or substitution for options or share appreciation rights with an exercise price or measurement price that is less than the exercise price or measurement price of the original options or share appreciation rights or (iii) cancel outstanding options or share appreciation rights with an exercise price or measurement price above the current share price in exchange or substitution for cash or other securities.

Deferrals

The Board may permit or require participants to defer receipt of the payment of cash or the delivery of Ordinary Shares that would otherwise be due to the participant in connection with an award under the 2014 Plan Restatement, consistent with the requirements of Section 409A of the Code.

Valuation

The fair market value per Ordinary Share on any relevant date under the 2014 Plan Restatement will be deemed to be equal to the closing sale price per share during regular trading hours on the relevant date on the Nasdaq Global Select Market (or any other national securities exchange on which the Ordinary Shares are at the time primarily traded).  On October 2, 2023, the fair market value per Ordinary Share determined on such basis was $6.18. Alternatively, the fair market value per Ordinary Share on the relevant date of grant may be deemed to be the average of the closing sales prices of the Ordinary Shares during regular trading hours for the ten (10) trading days following the date of grant.

Tax Withholding

The participant must satisfy all applicable Dutch, United States and other applicable national, federal, state, and local or other income, national insurance, social and employment tax withholding obligations before the Company will deliver or otherwise recognize ownership of Ordinary Shares under an award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an award or approved by the Board in its sole discretion, a participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of Ordinary Shares, including shares retained from the award creating the tax obligation, valued at their fair market value; provided, however, except as otherwise provided by the Board, that the total tax withholding where shares are being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for Dutch, United States and other applicable national, federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Transferability

Awards under the 2014 Plan Restatement may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant, except by will or the laws of descent and distribution applicable to such participant or, with respect to awards other than incentive share options, pursuant to a domestic relations order.  Except as permitted by the Board with respect to non-qualified share options, only a participant may exercise rights under an award during the participant’s lifetime.  The Board may provide in a grant instrument that a participant may transfer awards to immediate family members, or one or more trusts or other entities for the benefit of or owned by immediate family members, consistent with applicable securities laws.

Amendment; Termination

Our Board may amend, suspend or terminate our 2014 Plan Restatement at any time, except that our Shareholders must approve an amendment if such approval is required in order to comply with Section 422 of the Code or applicable stock exchange requirements. Unless terminated sooner by our Board or extended with Shareholder approval, the 2014 Plan Restatement will terminate on November 14, 2033.

Establishment of Sub-Plans

The Board may, from time to time establish one or more sub-plans under the 2014 Plan Restatement for purposes of satisfying applicable securities, tax or other laws of various jurisdictions.

Company Policies; Clawback

All awards made under the 2014 Plan Restatement shall be subject to any applicable clawback and recoupment policies, share trading policies and other policies that may be implemented by the Board, including the Company’s right to recover awards, Ordinary Shares or any gains upon the sale of Ordinary Shares issued under the 2014 Plan Restatement in the event of a financial restatement due in whole or in part to fraud or misconduct by one or more of the Company’s executives or in the event a participant violates any applicable restrictive covenants in favor of the Company.

The Company’s granting practice during the years ended December 31, 2020, 2021 and 2022 was as follows:

Year	Options	RSU	PSU (1)	Forfeitures / Cancellations	Total
2020	653,852	376,799	91,003	(256,109)	865,545
2021	1,174,893	574,921	555,600	(398,397)	1,907,017
2022	1,426,966	1,604,533	34,700	(616,501)	2,449,698
Total	3,255,711	2,556,253	681,303	(1,271,007)	5,222,260
(1)Performance share units are presented in the year they were awarded based on the definitive number of units granted following the performance assessments by the Board.

The above grants include the following grants made to the Board:

Year	Options	RSU	PSU (2)	Forfeitures / Cancellations	Total
2020	112,717	58,547	—	—	171,264
2021	139,085	74,869	58,300	(7,727)	264,527
2022	358,828	199,371	—	—	558,199
Total	610,630	332,787	58,300	(7,727)	993,990

(2)Performance share units were only granted to executive members of the Board.

Dilution Analysis

The 2014 Plan Restatement being voted on by our Shareholders in this Voting Proposal No. 1 would not increase the number of additional shares available for grant, and as such the Company does not believe that there is additional dilution associated with the proposed 2014 Plan Restatement.

Certain U.S. Federal Income Tax Aspects

The following is a summary of certain U.S. federal income tax consequences of awards under the 2014 Plan Restatement. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Options

An optionee generally will not recognize taxable income upon the grant of a non-statutory option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any shares received upon the exercise of an option will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee) depending upon the length of time such shares were held by the optionee.

Incentive stock options are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the stock at the time the option is granted and must be exercisable within ten (10) years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized on the sale over the option price. Any additional amount realized will be taxed as capital gain.

Share Awards

A participant generally will not be taxed upon the grant of share awards subject to restrictions, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Share Units

In general, the grant of share units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Share Appreciation Rights

A participant who is granted a share appreciation right generally will not recognize ordinary income upon receipt of the share appreciation right. Rather, at the time of exercise of such share appreciation right, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares received upon exercise of a share appreciation right will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Other Share-Based Awards

With respect to other share-based awards granted under the 2014 Plan Restatement, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Impact of Section 409A

Section 409A of the Code applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the 2014 Plan Restatement are intended to be exempt from the requirements of Section 409A or to satisfy its requirements.  An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest and an additional 20% tax on the vested amount underlying the award.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1 million paid to each of its “covered employees” which generally includes all named executive officers.  While the Compensation Committee considers the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction.

New Plan Benefits

Future benefits under the 2014 Plan Restatement generally will be granted at the discretion of the Board and are therefore not currently determinable.

Because future grants of awards under the 2014 Plan Restatement, if approved, would be subject to the discretion of the Board, the amount and terms of future awards to particular participants or groups of participants are not determinable at this time. No awards have been previously granted that are contingent on the approval of the 2014 Plan Restatement.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares present in person or represented by proxy at the Extraordinary Meeting and entitled to vote, is required to approve Voting Proposal No. 1.

BOARD RECOMMENDATION

The Board unanimously recommends that shareholders vote “FOR” the amendment and restatement of the 2014 Plan.

VOTING PROPOSAL NO. 2
INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE 2014 PLAN RESTATEMENT AND AUTHORIZATION OF THE BOARD AS THE COMPETENT BODY TO ISSUE ORDINARY SHARES AND GRANT RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES PURSUANT TO THE 2014 PLAN

The Board believes that the use of equity-based compensation aligns plan participants’ interests with Shareholders, and thereby promotes best practices in corporate governance. Equity-based compensation enables us to attract, motivate and retain talent in a competitive market to contribute to our success.  Should our Shareholders approve the 2014 Plan Restatement, as described in Voting Proposal No. 1, the Board proposes an amendment to the 2014 Plan Restatement (the “Restatement Amendment”) which increases the number of Ordinary Shares reserved for issuance by an additional 1,750,000 shares, so that, after taking into account the number of shares remaining available for awards under the 2014 Plan as of August 31, 2023 (501,785 shares), the maximum number of shares reserved for issuance with respect to awards granted on and after the effective date of the Restatement Amendment is 2,251,785 shares.

This Voting Proposal No. 2 materially decreases the number of Ordinary Shares to be reserved for issuance under the

Restatement Amendment by 50%, as compared to Voting Proposal No. 12 as proposed at our 2023 Annual Meeting and rejected. We recognize the dilutive impact of equity-based compensation on our shareholders and strive to balance that impact with our need to attract, motivate and retain talent. The Board and Compensation Committee worked with management and independent compensation consultants to determine the number of Ordinary Shares to be issued pursuant to the Restatement Amendment. We believe the Restatement Amendment is necessary for us to continue to offer a competitive compensation package. If we were unable to continue to grant equity-based awards, we may have to offer cash-based incentives in order to attract and retain talent. The use of cash-based incentives could have a significant effect on our financial and operating results, negatively impact our competitive recruiting and retention advantage and reduce the alignment between our employees and shareholders.

The number of shares remaining available for awards under the 2014 Plan Restatement as of the effective date of the Restatement Amendment will be reduced by the number of awards that we grant under the 2014 Plan after August 31, 2023 and prior to the effective date of the Restatement Amendment, if any. In addition, the Ordinary Shares subject to outstanding awards granted under the 2014 Plan prior to the effective date of the Restatement Amendment that are cancelled, terminated, expired, forfeited or otherwise lapse without being settled in shares on or after the effective date of the Restatement Amendment will also be available for the grant of awards under the 2014 Restatement. For the avoidance of doubt, the Ordinary Shares subject to outstanding awards granted under the 2014 Plan prior to the effective date of the Restatement Amendment that are cancelled, terminated, expired, forfeited or otherwise lapse without being settled in shares prior to the effective date of the Restatement Amendment will also be available for the grant of awards under the 2014 Restatement.

No other changes to the 2014 Plan Restatement are proposed or recommended pursuant to this Voting Proposal No. 2. This summary is not intended to be complete and is qualified in its entirety by the full text of the Restatement Amendment, which is attached to this proxy statement as “Appendix B.”

Additionally, solely for purposes of compliance with Dutch law, the Board also proposes that it will be designated as the competent body to issue Ordinary Shares that need to be issued and to grant rights to subscribe for Ordinary Shares that need to be granted pursuant to the 2014 Plan, for a term of 18 months from the date of the Extraordinary General Meeting of Shareholders (November 15, 2023). Finally, the Board proposes that, to the extent required, it will be designated as the competent body to exclude or limit pre-emptive rights in relation to the issuance of Ordinary Shares and the granting of rights to subscribe for Ordinary Shares that are required pursuant to the 2014 Plan, for a term of 18 months from the date of the Extraordinary General Meeting of Shareholders.

Background and Purpose

If the Restatement Amendment is not approved, we will have approximately 501,785 Ordinary Shares remaining and available for future grant under the 2014 Plan Restatement (plus any shares that might be returned to the 2014 Plan Restatement as a result of future cancellations, terminations, expirations, forfeitures and lapses), based on awards outstanding as of August 31, 2023, and thereafter we will have limited ability to grant additional equity incentives under the 2014 Plan Restatement. To ensure that we have sufficient equity plan capacity to compensate and incentivize our employees as we operate and grow our business, the Board adopted the Restatement Amendment and strongly recommends that our Shareholders approve the Restatement Amendment.

Equity-based compensation is a vital part of our compensation program for our employees, including our named executive officers, and our non-employee directors. The purpose of the Restatement Amendment is to advance the interests of the Company’s Shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and its affiliates and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s Shareholders.

The Board currently intends that the 1,750,000 Ordinary Shares requested under the Restatement Amendment, in addition to the 501,785 Ordinary Shares available for future grant under the 2014 Plan Restatement (plus any shares that might be returned to the 2014 Plan Restatement as a result of future cancellations, terminations, expirations, forfeitures and lapses), will be sufficient to fund the Company’s equity grants for at least the next calendar year, ending December 31, 2024. The actual utilization of future incentive share grants will depend on several factors that include, but are not limited to, the future price of our Ordinary Shares, the mix of cash, options and full value awards provided as long-term incentive compensation, granting practices of our peer group, hiring activity, and future promotions.

The 2022 Annual General Meeting of Shareholders designated the Board as the competent body to issue Ordinary Shares and to grant rights to subscribe for Ordinary Shares up to a maximum of (i) the authorized share capital in the event of an underwritten public offering, or (ii) 19.9% of the aggregate issued share capital at the time of issuance in connection with any other single issuance (or series of related issuances). This designation will expire on December 14, 2023.

The 2022 Annual General Meeting of Shareholders also authorized the Board to exclude or limit pre-emptive rights upon the issuance of Ordinary Shares and granting of rights to subscribe for Ordinary Shares. This authorization will expire on December 14, 2023 too.

In light of the foregoing, shareholders are asked to specifically authorize the Board (1) to issue Ordinary Shares and to grant rights to subscribe for Ordinary Shares and, to the extent required, (2) to exclude or limit pre-emptive rights, both in relation to the 2014 Plan for a period up to 18 months. For the avoidance of doubt, the requested authorization may only be used for the 2014 Plan and not for any other purposes.

Summary of the Plan Restatement

See Proposal No. 1 for a summary of the 2014 Plan Restatement.

Key Considerations for Requesting Additional Shares Under the Restatement Amendment

Upon a review of the remaining shares available for grant under our 2014 Plan Restatement and the anticipated need for future equity award issuances, the Board approved the Restatement Amendment to ensure that we have sufficient equity plan capacity to continue to provide our eligible service providers and directors with appropriate share options, share appreciation rights, restricted share awards, restricted share units, performance share units and other share-based incentives. With respect to the requested increase in the number of Ordinary Shares available for issuance under the 2014 Plan Restatement pursuant to the Restatement Amendment, the Board considered the following factors:

●	Number of ordinary shares available for grant under the 2014 Plan Restatement: As of August 31, 2023, 501,785 Ordinary Shares remained reserved and available for future grants under the 2014 Plan Restatement. There are no shares available for grants under prior incentive plans.
●	Burn rate: In 2020, 2021 and 2022, the Company’s burn rate was approximately 1.9%, 4.1% and 5.2%, respectively, resulting in an average annual burn rate of 3.7% over the three-year period. The burn rate increase over this time was based on our workforce expansion to support regulatory approvals and commercial manufacturing. With the achievement of the regulatory approvals for HEMGENIXTM, we expect to reverse the upward burn rate trend. Based on the Company’s analysis of burn rates for peer companies, and feedback from independent specialists in executive compensation, the Company believes that its 2020-2022 burn rates are reasonably consistent with market practice.
●	Overhang: The Company’s overhang is defined as the total options, performance share units and restricted share units outstanding as a percentage of all Ordinary Shares outstanding. As of August 31, 2023, the Company had an overhang of 17.0%, comprised of options to purchase 5,392,186 shares, 264,930 performance share units (assuming target performance) and 2,472,311 restricted share units, and based on 47,742,942 Ordinary Shares outstanding. Based on the Company’s analysis of overhang for peer companies, and feedback from independent specialists in executive compensation, the Company believes that its overhang is reasonably consistent with market practice.

Shares Subject to the Restatement Amendment

Subject to adjustment as described herein, the Restatement Amendment authorizes the issuance or transfer of up to 2,251,785 Ordinary Shares with respect to awards granted on or after the effective date of the 2014 Plan Restatement, including 1,750,000 shares and 501,785 shares, which is the number of shares that remained available for awards under the 2014 Plan as of August 31, 2023.  The number of shares remaining available for awards under the 2014 Plan Restatement as of the effective date of the Restatement Amendment will be reduced by the number of awards granted under the 2014 Plan Restatement after August 31, 2023 and prior to the effective date of the 2014 Plan Restatement, if any.  In addition, subject to adjustment as described herein, the Ordinary Shares subject to outstanding awards granted under the 2014 Plan Restatement prior to the effective date of the Restatement Amendment that are cancelled, terminated, expired, forfeited or otherwise lapse without being settled in shares on or after the effective date of the Restatement Amendment will also be available for the grant of awards under the 2014 Plan Restatement. For the avoidance of doubt, the Ordinary Shares subject to outstanding awards granted under the 2014 Plan prior to the effective date of the Restatement Amendment that are cancelled, terminated, expired, forfeited or otherwise lapse without being settled in shares prior to the effective date of the Restatement Amendment will also be available for the grant of awards under the 2014 Restatement.

Dilution Analysis

As of August 31, 2023 the Company’s capital structure consisted of 47,742,942 Ordinary Shares outstanding. As described above, as of August 31, 2023, 501,785 Ordinary Shares remain available for grant of awards under the 2014 Plan.

The table below shows our potential dilution levels based on our fully diluted Ordinary Shares outstanding and our request for 1,750,000 additional Ordinary Shares to be available for awards under the 2014 Plan Restatement. The proposed increase of 1,750,000 Ordinary Shares represents 3% of fully diluted Ordinary Shares outstanding, including all shares that will be authorized under the 2014 Plan Restatement, as of August 31, 2023. The dilution impact of the additional share request has been materially decreased by 50% compared against the share request at the 2023 Annual Meeting to strengthen our alignment with shareholders, while maintaining our ability to offer market competitive equity compensation. The Company believes that the potential dilution associated with the proposed increase in Ordinary Shares available pursuant to the Restatement Amendment is reasonably consistent with market practice.

The information in the table below is as of August 31, 2023, unless described otherwise.

Share Options Outstanding as of August 31, 2023 (1)	5,392,186
Weighted Average Exercise Price of Share Options Outstanding as of August 31, 2023	$ 24.14
Weighted Average Remaining Term of Share Options Outstanding as of August 31, 2023	7.0 Years
Restricted Share Units Outstanding as of August 31, 2023 (1)	2,472,311
Performance Share Units Outstanding as of August 31, 2023 (1)(2)	264,930
Total Equity Awards Outstanding as of August 31, 2023 (3)	8,129,427
Shares Available for Grant under the 2014 Plan as of August 31, 2023	501,785
Additional Shares Requested under the 2014 Plan Restatement Amendment	1,750,000

Total Potential Overhang under the 2014 Plan Restatement as of August 31, 2023 (4)	10,381,212
Ordinary Shares Outstanding as of August 31, 2023	47,742,942
Fully Diluted Ordinary Shares (5)	58,124,154
Potential Dilution of 1,750,000 Additional Shares as a Percentage of Fully Diluted Ordinary Shares	3.0%

(1)Does not include inducement grants entered into by the Company outside of the 2014 Plan.
(2)	Assumes outstanding performance share units will be settled based on achievement of target performance levels.
(3)“Total Equity Awards” represents the sum of outstanding share options, restricted share units and performance share units under the 2014 Plan.
(4)“Total Potential Overhang” reflects the sum of (i) Ordinary Shares subject to outstanding equity awards under the 2014 Plan, plus (ii) the number of Ordinary Shares available for grant under the 2014 Plan, plus (iii) total Ordinary Shares requested under the Restatement Amendment.
(5)“Fully Diluted Ordinary Shares” reflects the sum of (i) the total number of Ordinary Shares outstanding, plus (ii) the number of Ordinary Shares subject to outstanding equity awards under the 2014 Plan, plus (iii) the number of Ordinary Shares available for grant under the 2014 Plan, plus (iv) the number of additional Ordinary Shares requested under the Restatement Amendment.

VOTE REQUIRED

The affirmative vote of a majority of our Ordinary Shares present in person or represented by proxy at the Extraordinary Meeting and entitled to vote, is required to approve Voting Proposal No. 2.

BOARD RECOMMENDATION

The Board unanimously recommends that shareholders vote “FOR” the Restatement Amendment, which increases the number of shares available under the 2014 Plan Restatement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended.

We have reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with uniQure’s management, and based upon such review and discussion, we recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

The Compensation Committee

/s/ Madhavan Balachandran
Madhavan Balachandran, Chair

/s/ Jack Kaye
Jack Kaye

/s/ David Meek
David Meek

COMPENSATION DISCUSSION & ANALYSIS

Because Voting Proposals No. 1 and 2 relate to a compensation plan in which executive officers and directors of the Company will participate, the Company is required under applicable disclosure rules to furnish certain executive compensation information related to our most recently completed fiscal year. As such, the following disclosure is based on the Compensation Discussion & Analysis (the CD&A) information and related compensation tables that were included in the Company’s Proxy Statement for the 2023 Annual General Meeting of the Stockholders, filed with the SEC on April 28, 2023.

Executive Summary

Our Business

We are a leader in the field of gene therapy and seek to deliver to patients suffering from rare and other devastating diseases single treatments with potentially curative results. We are advancing a pipeline of innovative gene therapies, including our clinical candidate for the treatment of Huntington’s disease and amyotrophic lateral sclerosis (“ALS”) as well as preclinical product candidates, including candidates for the treatment of refractory temporal lobe epilepsy (“rTLE”) and Fabry disease. In November 2022 and February 2023, our internally-developed HEMGENIXTM, a gene therapy for the treatment of hemophilia B, was approved for commercialization by the Food and Drug Administration (“FDA”) and the European Commission, respectively. In May 2021, we completed a transaction to license HEMGENIXTM to CSL Behring LLC (“CSL Behring”), which is now responsible for commercialization. We are manufacturing HEMGENIXTM for CSL Behring and are entitled to specific milestone payments and royalties on net sales. We believe our validated technology platform and manufacturing capabilities provide us with distinct competitive advantages, including the potential to reduce development risk, cost, and time to market. We produce our Adeno-associated virus (“AAV”) -based gene therapies in our own facilities with a proprietary, commercial-scale, current good manufacturing practices (“cGMP”)-compliant, manufacturing process. We believe our Lexington, Massachusetts-based facility is one of the world’s most versatile gene therapy manufacturing facilities.

Our Named Executive Officers

This CD&A explains our compensation philosophy, policies, and decisions for 2022 for the following executives, whom we refer to in this CD&A and in the following tables as our “NEOs”:

Named Executive Officer	Title
Matthew Kapusta	Chief Executive Officer and Executive Director
Ricardo Dolmetsch	President Research and Development
Alexander Kuta	Executive Vice President, Quality and Regulatory
Christian Klemt	Chief Financial Officer
Pierre Caloz	Chief Operations Officer

2022 Performance and Achievements

In 2022, our NEOs played critical roles in the achievement of our goals to advance and expand our pipeline of leading gene therapy product candidates.

Regulatory Approval of HEMGENIX™

Hemophilia B is a rare, lifelong bleeding disorder caused by a single gene defect, resulting in insufficient production of factor IX, a protein primarily produced by the liver that helps blood clots form. Treatments for moderate to severe hemophilia B include prophylactic infusions of factor IX replacement therapy to temporarily replace or supplement low levels of blood-clotting factor and, while these therapies are effective, those with hemophilia B must adhere to strict, lifelong infusion schedules. They may also still experience spontaneous bleeding episodes as well as limited mobility, joint damage or severe pain as a result of the disease. For appropriate patients, HEMGENIX™ allows people living with hemophilia B to produce their own factor IX, which can lower the risk of bleeding.

In May 2021, we completed a transaction with CSL Behring whereby they received exclusive global rights to the HEMGENIX™. In March and April 2022, CSL Behring submitted marketing applications for HEMGENIX™ in the United States (“U.S.”) and the European Union (“EU”), respectively. In July 2022, following a comprehensive multi-day facility inspection, the European Medicines Agency (“EMA”) notified us that GMP certification can be issued for our Lexington, Massachusetts-based manufacturing site to produce commercial supply of HEMGENIX™. In August 2022, we completed the FDA pre-license inspection of the Lexington facility. In November 2022, the FDA approved the marketing application for the U.S. under Priority Review and in February 2023, the European Commission conditionally approved the marketing application for the EU.

Huntington’s Disease Program (AMT-130)

Huntington’s disease is a severe genetic neurodegenerative disorder causing loss of muscle coordination, behavioral abnormalities, and cognitive decline, often resulting in complete physical and mental deterioration over a 12 to 15-year period. The median survival time after onset is 15 to 18 years (range: 5 to >25 years). Huntington’s disease is caused by an inherited defect in a single gene that codes for a protein called Huntingtin (“HTT”). The prevalence of Huntington’s disease is three to seven per 100,000 in the general population, similar in men and women, and it is therefore considered a rare disease.

AMT-130 is our novel gene therapy candidate for the treatment of Huntington’s disease. AMT-130 utilizes our proprietary, gene-silencing miQURE platform and incorporates an AAV vector carrying a micro ribonucleic acid (“miRNA”) specifically designed to silence the huntingtin gene and the potentially highly toxic exon 1 protein fragment. We are currently conducting a Phase I/II clinical trial for AMT-130 in the U.S. and a Phase Ib/II study in the EU. Together, these studies are intended to establish safety, proof of concept, and the optimal dose of AMT-130 to take forward into Phase III development or into a confirmatory study should an accelerated registration pathway be feasible. AMT-130 has received Orphan Drug and Fast Track designations from the FDA and Orphan Medicinal Product Designation from the EMA.

On March 21, 2022, we announced that we had completed the enrollment of all 26 patients in the first two cohorts of our Phase I/II clinical trial of AMT-130 taking place in the U.S. The low-dose cohort includes ten (10) patients, of which six patients received treatment with AMT-130 and four patients received imitation surgery. The higher-dose cohort includes 16 patients, of which ten (10) patients received treatment with AMT-130 and six patients received imitation surgery.

On June 23, 2022, we announced encouraging safety and biomarker data from the ten (10) patients enrolled in the low-dose U.S. cohort. AMT-130 was generally well-tolerated, with no serious adverse events related to AMT-130 reported in the treated patients. In the four treated patients with evaluable data, mean levels of cerebral spinal fluid (“CSF”) mutant huntingtin protein (“mHTT”) declined at all timepoints compared to baseline and decreased by 53.8% at 12 months of follow-up. In the six treated patients, measurements of CSF neurofilament light chain (“NfL”) initially increased as expected following the AMT-130 surgical procedure and declined thereafter, nearing baseline at 12 months of follow-up.

In August 2022, we announced a voluntary postponement of AMT-130 higher-dose procedures due to suspected unexpected severe adverse reactions (“SUSARs”) reported in three of the 14 patients that were treated with the higher dose of AMT-130. In October 2022, after completing a comprehensive safety investigation, the study’s Drug Safety Monitoring Board (“DSMB”) recommended resuming treatment at the higher dose of AMT-130 for the remaining five European patients and any patients in the U.S. trial who are eligible to cross over from the control arm to the treatment. All three patients have experienced full resolution of the reported SUSARs.

Temporal Lobe Epilepsy Program (AMT-260)

Temporal lobe epilepsy affects approximately 1.3 million people in the U.S. and Europe alone, of which approximately 0.8 million patients are unable to adequately control acute seizures with currently approved anti-epileptic therapies. Patients with rTLE experience increased morbidity, excess mortality, and poor quality of life.

In July 2021, we acquired Corlieve Therapeutics and its lead program, now known as AMT-260, to treat temporal lobe epilepsy. AMT-260 is being developed based on exclusive licenses to certain patents obtained in 2020 from two French research institutions that continue to collaborate with us. AMT-260 is a gene therapy using an AAV9 vector. AMT-260, employs miRNA silencing technology to target suppression of aberrantly expressed kainate receptors in the hippocampus of patients with rTLE. In July 2022, we initiated an initial new drug application (“IND”)-enabling, good laboratory practices (“GLP”) toxicology studies in non-human primates for our gene therapy candidate in rTLE.

Fabry disease program (AMT-191)

Fabry disease is a progressive, inherited, multisystemic lysosomal storage disease characterized by specific neurological, cutaneous, renal, cardiovascular, cochleo-vestibular, and cerebrovascular manifestations. Fabry disease is caused by a defect in a gene that encodes for a protein called α-galactosidase A (“GLA”). The GLA protein is an essential enzyme required to breakdown globotriaosylsphingosine (“Gb3”) and lyso-globotriaosylsphingosine (“lyso-Gb3”). In patients living with Fabry disease, Gb3 and lyso-Gb3 accumulate in various cells throughout the body, causing progressive clinical signs and symptoms of the disease. In August 2022, we initiated IND-enabling, GLP toxicology studies in non-human primates for our lead candidate.

Compensation Philosophy and Principles

We operate in a competitive, rapidly changing and heavily regulated industry. The long-term success of our business requires us to be resourceful, adaptable, and innovative. The skills, talent, and dedication of our executive officers are critical components to our success and the future growth of the company. Therefore, our compensation program for our executive officers, including our NEOs, is designed to attract, retain, and incentivize the best possible talent.

The Compensation Committee has established core objectives for our compensation programs, which are underpinned by a focus on elements that attract and retain the talent we believe is necessary to successfully lead uniQure and our employees globally.

Pay for performance

Motivate and reward our senior management to achieve established business and individual objectives.

Align interests with our Shareholders

Align compensation with the value realized by our Shareholders.

Use “at risk” compensation to incentivize executives

Use “at risk,” or variable, compensation to align the interests with those of our Shareholders over time and contribute to the achievement of both short- and long-term goals.

Attract and retain talented executives

Provide compensation opportunities and policies that are competitive with similarly sized biotechnology companies.

How We Determine Executive Compensation

Compensation Oversight

The Compensation Committee is composed solely of independent directors, who at the end of 2022 were Messrs. Balachandran, Kaye, and Meek, with Mr. Balachandran serving as the Chair.

Details of the Compensation Committee’s duties are fully set out in the Compensation Committee’s charter, which can be found on our website: http://uniqure.com/investors-newsroom/corporate-governance.php.

The overarching purpose of the Compensation Committee is to oversee the way the Board discharges its responsibilities relating to uniQure’s compensation policies, plans and programs for uniQure’s executive officers and directors.

The Compensation Committee is wholly accountable for any changes in compensation for the Chief Executive Officer, and the Chief Executive Officer is not included in any discussions regarding changes to his own compensation. For other NEOs, recommendations are made by the Chief Executive Officer and subsequently reviewed and approved by the Compensation Committee. Overall compensation for our NEOs may increase or decrease year-to-year based upon, among other things, his or her annual performance or changes in his or her responsibilities.

The Annual Committee Process

The Compensation Committee typically meets seven (7) or more times a year to consider the following items:

Quarter	Typical Meeting Topics
1
●
Determine the Company’s performance against their goals for the previous year;
●
Determine the Company’s goals for the current year;
●
Determine current year executive compensation base salary, target bonus and long-term equity incentive grants, as well as earned annual cash bonus for the prior year; and
●
Determine the current year non-executive employee compensation, including merit pool for base salary increases, bonus pool for prior year performance, and annual equity grants.

2
●
Assess prior year activities and Compensation Committee performance;
●
Review the Compensation Committee Charter;
●
Review, with our compensation consultant, best practices related to disclosure and director and executive compensation;
●
Review information provided by compensation consultant related to director compensation based on peer group;
●
Determine director compensation, including cash and equity compensation; and
●
Plan compensation cycle through the remainder of the current year and into the following year.

3	● Review compensation peer group; and ● Engage compensation consultant for work associated with upcoming compensation cycle.

4
●
Review information provided by compensation consultant, including comparable peer group data related to executive compensation;
●
Perform initial compensation evaluations for the coming year (including executive cash and equity compensation), non-executive employee compensation including merit pool for base salary increases, bonus pool for prior year performance, and annual equity grants; and
●
Perform initial evaluations of the Company’s performance against their corporate goals.

Additional meetings are scheduled on an as needed basis, and in 2022 the Compensation Committee met 7 (seven) times.

Use of an Independent Advisor

As set out in its Charter, the Compensation Committee has the authority to retain outside consultants to provide independent advice to the Compensation Committee. In 2022, the Compensation Committee retained WTW, a global human resources consulting firm, as its independent compensation consultant for fiscal year 2022. WTW reported directly to the Compensation Committee and took direction from the Chair of the Compensation Committee.

During the year, WTW assisted in designing and reviewing our management and director compensation programs, including reviewing the compensation peer group, providing market data on all aspects of compensation, reviewing long-term incentive grant practices, attended Compensation Committee meetings, and provided general advice.

The Compensation Committee considered the analysis and advice from WTW, as well as support and insight from management when making compensation decisions.

The Compensation Committee has assessed the independence of WTW taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and Nasdaq listing standards, and concluded that no conflict of interest has arisen with respect to the work that WTW performs for the Compensation Committee.

Managing Compensation-Related Risk

The Company operates in a highly regulated and competitive sector, and managing risk is embedded in the way the Company is run and operates. The Board has delegated to the Compensation Committee responsibility to oversee compensation-related risk.

The Compensation Committee annually evaluates whether there are potential risks arising from the Company’s compensation policies and practices as part of our annual risk assessment performed by management and reported to and discussed with the Board. The Compensation Committee has determined that uniQure’s compensation policies and practices do not encourage our executives to take excessive risks that could reasonably be expected to materially threaten the value of the Company. Our compensation policies and practices diversify the risks associated with any single element of the executives’ compensation. Specifically, the executive compensation programs and processes are designed to align with the short- and long-term strategies that support a high-performing, sustainable business. Additionally, the individual and corporate goals are thoughtfully determined prior to the start of the applicable performance periods for short-term and long-term incentive programs with key priorities aligned to the long-term strategy.

Compensation Peer Group

The Compensation Committee, with the support of WTW, conducts an annual review of the peer group used for benchmarking compensation levels, with a detailed review every two years. A peer group review was performed in 2021 and approved in September 2021 to inform 2022 compensation decisions (the “2022 Peer Group”). The 2022 Peer Group comprises of 17 similar, publicly traded, biopharmaceutical companies based on multiple factors, including number of employees, market capitalization, R&D expense, revenue, and pipeline profile.

The table below depicts the 2022 Peer Group:

• Adverum Biotechnologies	• Editas Medicine	• Regenxbio
• Arena Pharmaceuticals	• Epizyme	• Revance Therapeutic
• Arrowhead Pharmaceuticals	• Fate Therapeutics	• Sangamo Therapeutic
• Blueprint Medicines	• Intellia Therapeutics	• Voyager Therapeutics
• Denali Therapeutics	• Invitae	• Wave Life Science
• Dynavax Technologies	• MeiraGTx

The 2022 Peer Group reflects the removal of MyoKardia, a company included within our 2021 peer group and which was subsequently acquired by BMS. At the time of approval, 2022 Peer Group had:

•	Trailing twelve-month average market capitalizations that ranged from approximately $300 million to $6.8 billion, with uniQure ranked at the 45th percentile;

•	Employee headcounts that ranged from 167 to 2,300, with uniQure ranked at the 71st percentile;

•	R&D expense that ranged from $29 million to $327 million, with uniQure ranked at the 30th percentile; and

•	Revenues that ranged from $0 to $794 million, with uniQure ranked at the 40th percentile.

The Compensation Committee determined that uniQure’s size relative to the peer group was appropriate for the purpose of compensation comparisons. For executive roles where insufficient proxy statement data was available to inform market comparisons, the Compensation Committee additionally referenced survey data provided by WTW and Radford for similarly sized biotech and biopharma companies.

Compensation Elements

At the 2016 Annual General Meeting, uniQure Shareholders approved our Remuneration Policy, which sets out the structure for the compensation granted to our senior managers, including the Chief Executive Officer and other NEOs. The full policy can be found on our website: http://uniqure.com/investors-newsroom/corporate-governance.php.

In summary, our compensation program is designed to be straightforward in nature with five core elements, the first three of which are compensation related and the last two are benefits reflecting local market practices for each NEO.

Element	Purpose	Key Features
Base Salary	● Provide market-competitive fixed compensation ● Attract exceptional talent in the relevant market
●
Fixed cash compensation
●
Reviewed annually
●
Value informed by market levels for executives with comparable qualifications, experience, and responsibility, coupled with the nature, scope and impact of the role
●
Target approximately 50th percentile of market peers, considering the above factors

Short-Term Incentive (Annual Cash Bonus)	● Reward for achievement of pre-defined criteria in areas of strategic importance to uniQure ● Align compensation with Company performance
●
Subject to the approval of the Board in its discretion
●
Discretionary variable cash compensation ranging from 40% to 60% of annual base salary
●
Maximum opportunity capped at 150% of target
●
Weighting is based solely on performance against corporate goals for the Chief Executive Officer, and a combination of performance against corporate goals (80%) and individual goals (20%) for the other named executive officers
●
Corporate and individual targets established in the beginning of each year
●
Assessment against the predetermined goals informs actual cash bonus that is awarded
●
Target bonuses informed by levels in the market, with reference to the 50th percentile

Long-Term Incentives (Equity Awards)	● Align long-term interests with shareholders ● Reward sustainable value creation ● Encourage retention
●
Annual awards subject to the approval of the Board in its discretion
●
Annual awards in 2022 were a mix of stock options and restricted stock units
●
Stock options have a ten-year term, with 25% vesting after one year and then ratably on a quarterly basis
●
Restricted stock units vest ratably on an annual basis over three years
●
Target opportunity informed by prior year performance and levels in the market with reference to the 50th percentile

Pension and Retirement Savings Plans	● Provide market-competitive retirement benefits
●
Based on local market practice
●
U.S.-based employees, including our NEOs, are eligible to participate in a qualified 401(k) Plan with matching of up to 3% of base salary
●
Netherlands-based and Switzerland-based employees, including our NEOs, are eligible to participate in a defined contribution pension plan

Element	Purpose	Key Features
Other Benefits	● Provide market competitive benefits focused on well-being
●
An Employee Share Purchase Plan (“ESPP”) is offered to all eligible employees, which includes eligible named executive officers
●
ESPP allows for purchase of discounted Ordinary Shares through accumulated payroll deductions
●
Medical, dental and vision health care plans with premiums paid by the company for U.S. employees, including NEOs
●
Up to four weeks of paid time off for U.S.-based named executive officers and six weeks for Netherlands-based executive officers
●
Company-paid life insurance and short-term and long-term disability, with some employee contribution for U.S.-based employees
●
Tuition reimbursement
●
Fitness membership reimbursement

Target Pay Mix

A significant portion of our NEOs’ target compensation is variable and at-risk, short-term incentives (“STI”) and long-term incentives (“LTI”), maximizing alignment with our Shareholders and long-term value creation.

The 2022 target compensation mix based on grant date fair value for the Chief Executive Officer is detailed below. Of the total target compensation, 89% was at risk (the STI and LTI components) and 11% was not at risk (the salary component).

We do not specify a target mix of salary, STI and LTI compensation for our other NEOs, but we target a range of approximately 75% - 80% for the at-risk components. The overall compensation structure is adjusted to determine an appropriate mix on a position-by-position basis based on peer group data and other comparable compensation data for each position.

2022 Compensation Decisions and Outcomes

Base Salary

As described below, our NEOs receive a base salary, the terms of which are subject to each of their individual employment agreements. The Compensation Committee annually reviews each named executive officer’s base salary and may adjust such individual’s base salary after considering his or her responsibilities, performance and contributions to the Company and the Company’s overall performance. Additionally, the Compensation Committee will consider market data, with a view to ensuring base salary is set competitively, with a philosophy of targeting approximately the 50th percentile, taking into consideration the above factors. Based on that analysis and the recommendation of our Compensation Committee, the Board made adjustments from the prior year to the base salaries of our NEOs.

The 2022 base salary for our NEOs is described below:

Named Executive Officer	2021 Base Salary	2022 Base Salary	Percentage Increase	Effective Date
Matthew Kapusta (1)	$583,495	$610,000	4.5%	January 2022
Ricardo Dolmetsch (1)	$506,000	$525,000	3.8%	January 2022
Alexander Kuta (1)	$444,813	$460,000	3.4%	January 2022
Christian Klemt (1)	€ 325,000	€ 340,000	4.6%	January 2022
Pierre Caloz (2)	463,760 CHF	475,000 CHF	2.4%	January 2022
(1)	Base salaries were increased in alignment with the increase rate for the broader employee population.

(2)	Mr. Caloz joined uniQure on May 17, 2021. He received an increase in 2022 that reflects a pro-rated increase based on his 2021 hire date.

Short-term Incentive

The Company’s short-term incentives to NEOs provide an opportunity for our NEOs to earn an annual cash bonus, contingent on the successful achievement of goals with various program areas aligned with our strategic objectives. The award of any annual bonuses is subject to the approval of the Board in its discretion.

Any annual cash bonus for the Chief Executive Officer is based solely on the assessment of company-wide performance. For the other NEOs, 80% of their opportunity is based on the same company-wide performance, with the remaining 20% based on individual performance.

Bonus opportunities for the NEOs in 2022 were as follows:

Named Executive Officer	Target Bonus (% of salary)	Maximum Bonus (% of salary)
Matthew Kapusta	60%	90%
Ricardo Dolmetsch	50%	75%
Alexander Kuta	40%	60%
Christian Klemt	40%	60%
Pierre Caloz	50%	75%

There were no changes to the NEOs target bonus levels in 2022. Annually, we evaluate and establish performance targets based on the corporate goals that are adopted by the Board. Our performance targets are generally based on the achievement of a key set of core objectives considered essential to our successful performance over a given calendar year. These core objectives are designed across the range of functions of the Company, including clinical, research and technology, regulatory, manufacturing, finance, and other general and administrative functions. Our performance against targets is reviewed periodically with the Board throughout the year. At the end of the calendar year, we assess the overall performance, which is then used for compensation decisions, including the payment of annual incentive bonuses.

In early 2022, the Board approved the following corporate objectives:

Corporate Objectives	Weighting at Target	Corporate Sub-Objectives	Weighting at Target
Focused Execution	55.0%	Support the Biologics License Application (“BLA”) and Marketing Authorization Application (“MAA”) Submissions and Commercial Launch for HEMGENIX™	27.5%
		Execute the Clinical Development Plan for Huntington’s Disease (AMT-130)	27.5%
Strategic Expansion & Growth	32.5%	Advance Product Candidates for rTLE (AMT-260) and Fabry Disease (AMT-191) Towards the Clinic	17.5%
		Build an Early and Sustainable Pipeline	7.5%
		Improve and Innovate the Platform	7.5%
Strengthen the Organization	12.5%	Improve Culture and Retain Talent	10.0%
		Conserve Capital and Achieve Cash Burn Target	2.5%

We believe these corporate objectives were critical to the successful execution of our long-term strategy and the achievement of sustainable shareholder value creation. In approving the targets, each goal within a program area has an associated level of achievement and time frame. The extent to which the goal is achieved, and whether it is on time, informs the rating assigned at year-end. Each objective had at least two goals associated with it, such as program advancement or pipeline milestones. When it set them, the Compensation Committee believed that the goals associated with these corporate objectives were challenging but attainable, and that attainment was uncertain.

To achieve the annual cash bonus, the total performance related to all key goals must exceed a minimum threshold of 50%. The maximum total performance related to all key goals cannot exceed 150%. The total performance is determined by taking the weighted average of each of the goals. If overall performance is assessed at below 50%, no annual cash bonus is paid, and if overall performance assessed at above 150%, the annual cash bonus is capped at 150% of the target bonus.

While the specific goals are not disclosed for each objective given their potential competitive sensitivity, the following achievements in 2022 were factors taken into consideration when assessing Company performance:

Key Goal	Key Achievements
Support BLA Submission and Commercial Launch for Hemophilia B (HEMGENIX™)
●
Achieved U.S. approval, under Priority Review, of the first and only gene therapy for the treatment of hemophilia B
●
Achieved EMA validation of the marketing application ahead of schedule
●
Achieved a favorable opinion from the Committee for Medicinal Products for Human Use
●
Completed 2-year follow-up of the HOPE-B study ahead of schedule
●
Conducted successful inspections by EMA and FDA of the Lexington manufacturing facility, Amsterdam labs, and across various clinical sites
●
Manufactured and released commercial drug product batches

Execute Clinical Development Plan for Huntington’s Disease (AMT-130)
●
Enrolled U.S. Cohort 2 ahead of schedule
●
Presented encouraging data on U.S. Cohort 1 showing favorable impact on key biomarkers
●
Completed enrollment of EU Cohort 1 ahead of schedule; Enrollment of EU Cohort 2 on target prior to voluntary pause
●
Successfully resolved safety investigations
●
Developed data strategy for Phase I/II clinical trial
●
Developed a Phase III clinical trials strategy

Advance Product Candidates for TLE (AMT-260) and Fabry (AMT-191) Towards the Clinic
●
Completed significant research and pre-clinical development studies
●
Completed the AMT-260 clinical development plan
●
Completed significant aspects of regulatory development
●
Held an investor event focused on rTLE and AMT-260
●
Completed drafting of the AMT-191 clinical development plan

Build Early and Sustainable Pipeline
●
Selected lead candidates for two research programs
●
Successfully completed proof-of-concept studies for two research programs
●
Initiated two new research projects
●
Identified a strategic, clinical-stage SOD1-ALS gene therapy program and completed acquisition in early 2023

Improve and Innovate the Platform
●
Identified potential next generation technology for pipeline program
●
Implemented CMC improvements and efficiencies
●
Enhanced manufacturing training and education programs
●
Completed validation and inspections of Quality Control labs
●
Completed process development of manufacturing technologies
●
Increased cGMP manufacturing capacity
●
Completed research studies related to next generation technologies
●
Demonstrated proof of concept for aspects of next generation technologies

Improve Culture / Retain Talent
●
Recruited critical new hires
●
Achieved total and regrettable turnover at or below the market median
●
Implemented an environmental, social and governance (“ESG”) Committee reporting to the Nomination & Governance Committee of the Board
●
Developed and conducted a global culture survey with participation of more than 80%

Conserve Capital and Achieve Cash Burn Target	● Achieved cash burn and recurring operating expenses below budget

The following table provides a breakdown of how the Board, with respect to our CEO, and the Compensation Committee, with respect to our remaining named executive officers, determined that we performed against each of these corporate objectives during 2022:

Corporate Objectives	Weighting at Target	Maximum Achievement	Actual % Earned
Support BLA Submission and Commercial Launch for HEMGENIX™	27.5%	41.3%	41.3%
Execute Clinical Development Plan for AMT-130	27.5%	41.3%	36.3%
Advance AMT-260 and AMT-191 Towards the Clinic	17.5%	26.3%	23.8%
Build Early and Sustainable Pipeline	7.5%	11.3%	11.0%
Improve and Innovate the Platform	7.5%	11.3%	11.0%
Improve Culture / Retain Talent	10.0%	15.0%	13.0%
Conserve Capital and Achieve Cash Burn Target	2.5%	3.8%	3.8%
Total	100%	150%	140%

In consultation with our NEOs, Mr. Kapusta established individual goals for each of our NEOs at the beginning of 2022 that (i) were specific to each named executive officer’s area of responsibility and (ii) were intended to support our corporate objectives for 2022. At the time these goals were established, Mr. Kapusta believed they were challenging but attainable, and attainment was uncertain. At the conclusion of 2022, when determining individual performance, key considerations for each NEO included:

Named Executive Officer	Considerations
Ricardo Dolmetsch
●
Spearheaded the clinical trial execution and supported regulatory submissions and agency inquiries related to HEMGENIX™
●
Executed on the AMT-130 U.S. Phase I/II trial and EU Cohort 1
●
Led a comprehensive safety investigation and reinitiated higher-dose enrollment in the AMT-130 Phase I/II program
●
Selected lead candidates on two research programs
●
Initiated two new research projects
●
Supported the successful acquisition of a clinical-stage SOD1-ALS program

Alexander Kuta
●
Provided substantial support for HEMGENIX™ regulatory submissions and responses to agency inquiries
●
Spearheaded the preparation and execution of multiple facility pre-approval inspections
●
Successfully released multiple batches of HEMGENIX™ commercial product

Christian Klemt
●
Achieved cash budget targets and no significant accounting deficiencies
●
Provided interim leadership and a smooth transition of human resource organization to newly appointed Chief People & Culture Officer
●
Supported IT commercial readiness and strengthened cybersecurity

Pierre Caloz
●
Provided substantial CMC support for HEMGENIX™ regulatory submissions and responses to agency inquiries
●
Successfully manufactured HEMGENIX™ commercial launch material
●
Supported successful pre-approval inspections of the manufacturing facilities
●
Managed supply for AMT-260 program and initiation of clinical production

With input from Mr. Kapusta, the Compensation Committee made a qualitative determination following the end of the year as to the level of achievement by each of our named executive officers other than our CEO about his or her respective individual performance objectives. The combination of corporate and individual performance resulted in the following 2022 actual bonus pay-outs:

		Allocation of Bonus			Actual Bonus Achievement
Named Executive Officer	Base Salary	Target Bonus %	Corporate Goals Weighting	Individual Goals Weighting	Corporate Goal Achievement	Individual Goal Achievement	2022 Cash Bonus
Matthew Kapusta	$610,000	60%	100%	—	140%	—	$512,400
Ricardo Dolmetsch	$525,000	50%	80%	20%	140%	107.5%	$350,438
Alexander Kuta	$460,000	40%	80%	20%	140%	115.0%	$248,400
Christian Klemt	€ 340,000	40%	80%	20%	140%	110.0%	€ 182,240
Pierre Caloz	475,000 CHF	50%	80%	20%	140%	130.0%	327,750 CHF

2022 Long-Term Incentive Awards

The Company’s 2014 Plan provides that the Board may grant equity awards to its employees. These grants include annual and periodic equity awards linked to continued employment and, at the Board’s discretion, the achievement of certain performance targets. Such grants as they apply to our NEOs are described below. Pursuant to the 2014 Plan, employees may be granted options, restricted share units or performance share units. By awarding long-term incentive awards via a combination of different vehicles, the Compensation Committee can balance the objectives of driving sustainable long-term performance and shareholder value creation, encouraging retention while remaining market competitive.

For 2022, the Compensation Committee determined that annual long-term incentive awards would be granted in the form of share options and restricted share units. This combination of vehicles balances our objectives of long-term performance and shareholder value creation with executive retention and market competitiveness. Options require our stock price to increase, and to do so in a sustainable way, for the awards to have and retain value. The Compensation Committee believes these provide a compelling performance orientation.

Awards are generally made annually in the first calendar quarter, considering the impact on achieving our corporate goals, performance in the prior year and market data for the compensation peer group. The key features of each award type are as follows:

●
Options vest over a period of four years, with 25% of options granted becoming exercisable on the first anniversary, with the remaining options becoming exercisable pro-rata on a quarterly basis over the remaining three years.
●
Awards expire after ten years.
●
Share options cannot be repriced, reset, or exchanged for cash if underwater without shareholder approval.

●
Restricted Share Units vest pro-rata on an annual basis over three years.
●
Dividends do not accrue until shares are free from restrictions, unless expressly stated in the applicable award agreement.
●
Shares are issued to the participant upon vesting of the award but may be subject to a nondiscretionary sale of a portion of the shares to cover tax withholding requirements.

Target equity awards are approved each year by the Compensation Committee, based on a combination of factors including performance against corporate and individual goals, granting history in prior years, impact on share utilization and dilution, impact of the individual on achieving the Company’s corporate goals, relative grant levels among executives, market practices and other relevant factors. In determining and approving award values, the Compensation Committee reviews data for our peer group and the overall total compensation of our executive officers. Considering the overall corporate performance and individual achievement in 2021, our Compensation Committee recommended that the Board grant long-term incentive equity awards that were commensurate with reference to the 25th - 75th percentile of our peer group.

In establishing the mix of long-term incentives to award our NEOs, the Compensation Committee referenced market data for our peers, which found that most competitors grant awards in either stock options or a combination of stock options and restricted stock units. These awards had the following fair values as of the February 24, 2022 grant date (rounded to the nearest thousand):

Named Executive Officer	Stock Options	Restricted Stock Units	Total
Matthew Kapusta	$ 2,150,000	$ 2,150,000	$ 4,300,000
Ricardo Dolmetsch	$ 940,000	$ 940,000	$ 1,880,000
Alexander Kuta	$ 600,000	$ 600,000	$ 1,200,000
Christian Klemt	$ 750,000	$ 750,000	$ 1,500,000
Pierre Caloz (1)	$ 637,500	$ 637,500	$ 1,275,000
(1)	Mr. Caloz was hired in May 2021 and his 2022 equity grant was pro-rated based on service.

Vesting of 2021 Performance Share Units

In 2021 the Compensation Committee determined to award key leaders, including the NEOs, a one-time performance-based equity grant to support the retention of employees and align the organization around key value drivers for the company. As a result of the achievements described above with respect to HEMGENIX™, 35% of the PSUs vested in the fourth quarter of 2022 and the first quarter of 2023.

The remaining 65% of the original award remains subject to performance goals related to a clinical study milestone for the Huntington’s Disease program and two pipeline candidate milestone achievements. Based on this performance criteria, the number of units that vests can range from a minimum of 0% to a maximum of 100%. In addition, for the last three milestones, the vesting outcome will be modified based on the company’s 3-year relative total shareholder return performance compared against the Nasdaq Biotechnology Index:

●	Above 75th percentile of the Nasdaq Biotechnology Index – 150% earned milestone.
●	Between the 25th and 50th percentile of the Nasdaq Biotechnology Index – 100% earned milestone.
●	Below the 25th percentile of the Nasdaq Biotechnology Index – 50% earned milestone.

The core design aspects of the performance share unit award (i.e., broader leader participation beyond the NEOs, fully at-risk performance-based milestone, as well as linkage to relative total shareholder return) were put in place to ensure close alignment between shareholders, NEOs, and the broader leadership population.

Employee Share Purchase Plan

The Employee Share Purchase Plan is designed to allow eligible employees of uniQure and its designated subsidiaries to purchase discounted Ordinary Shares at designated intervals through their accumulated payroll deductions. The purpose of the Plan is to provide employees with a convenient method to invest in uniQure Ordinary Shares which will increase the equity stake of our employees and will benefit shareholders by aligning more closely the interests of our participating employees with those of our Shareholders. We believe that this will help to motivate and retain highly qualified employees.

Under the Plan, the number of Ordinary Shares initially reserved for issuance was 150,000. The purchase price of the Ordinary Shares acquired on each purchase date will be the lesser of (a) 85% of the closing price of an Ordinary Share on the first day of the offering period or (b) 85% of the closing price of an Ordinary Share on the purchase date.

CEO Pay Ratio

Under Item 402(u) of Regulation S-K adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are required to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median compensated employee, excluding our CEO.

The following table sets forth a summary of the median of the annual total compensation of employees of the Company (other than the CEO), the annual total compensation of our CEO and the ratio of such amounts.

Matthew Kapusta total compensation	$5,628,174
Median Employee 2022 annual total compensation	$152,477
CEO to Median Employee Pay Ratio	37

Methodology

Our methodology for determining our CEO pay ratio relies on reasonable estimates and assumptions calculated in a manner consistent with Item 402(u) of Regulation S-K.

As permitted by applicable SEC rules, we have elected to use the same median employee identified for purposes of the 2021 pay ratio disclosed in the “CEO Pay Ratio” section of our proxy statement for the 2022 annual meeting of shareholders filed with the SEC on April 29, 2022. There has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure.

To identify the median employee, we calculated the 2022 total annual compensation of the median employee in accordance with the requirements of the executive compensation rules for the Summary Compensation Table (Item 402(c)(2)(x) of Regulation S-K). Specifically, we used total wages earned as our consistently applied compensation measure excluding the CEO, which we obtained from our payroll records across our global employee population. We calculated the total wages earned in the 2022 calendar year and adjusted the pay of employees in Europe from Euros to U.S. Dollars using the average exchange rate that we applied in our audited financial statements. For each employee who started his or her employment after January 1, 2022, we adjusted the total wages earned by such employee to reflect his or her annualized wages earned. However, no such adjustment was made for any of our temporary or seasonal workers.

We then calculated our median employee’s compensation in 2022 and determined that the total annual compensation of our median employee was $152,477 as of December 31, 2022.

Our CEO to median employee pay ratio is 37 to 1.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies, including our compensation peer group, may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Employment Agreements

Matthew Kapusta

Prior to becoming our Chief Executive Officer, Mr. Kapusta served as our Chief Financial Officer. On December 9, 2014, the Company entered into an employment agreement with Mr. Kapusta for the role of Chief Financial Officer, which was subsequently amended on several occasions, including in connection with Mr. Kapusta’s appointment as Chief Executive Officer (as amended, the “Kapusta Employment Agreement”). The Kapusta Employment Agreement provided that Mr. Kapusta would earn a base salary equal to $450,000 per year effective January 1, 2017, plus reimbursement of expenses incurred on the Company’s behalf. In February 2022, the Board approved Mr. Kapusta’s 2022 salary and long-term equity incentive awards, as well as his annual cash bonus for performance in 2021. The Board awarded Mr. Kapusta a 2022 base salary of $610,000 and a 2021 performance bonus of $350,097. Mr. Kapusta was also eligible for a cash bonus based on performance in 2022, with a target of 60% of his base salary. The Board also awarded Mr. Kapusta 2022 long-term incentive equity grants of 125,073 restricted share units and an option to purchase 215,643 ordinary shares in the Company, each pursuant to the Company’s equity incentive plan. The termination provisions of the Kapusta Employment Agreements are further discussed below. The term of the Kapusta Employment Agreement will run through December 31, 2023 (subject to an automatic renewal provision if no notice of termination is provided at least ninety days prior to the end of a renewal term) or until terminated by either us or by Mr. Kapusta. Copies of the Kapusta Employment Agreement and its amendments are filed as Exhibits 10.6, 10.7 and 10.8 to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2021, respectively. The foregoing are not complete descriptions of the Kapusta Employment Agreement and are qualified in their entirety by reference to the full text of such agreement.

Pierre Caloz

Mr. Caloz entered into an employment agreement with the Company effective May 17, 2021, for the role of Chief Operations Officer (the “Caloz Employment Agreement”). The Caloz Employment Agreement provided that Mr. Caloz will receive a base salary of CHF (Swiss Francs) 463,760 per year, subject to review at the sole discretion of the Company, a one-time signing bonus of CHF 180,103 and a discretionary bonus of up to 50% of annual base salary. Under the Caloz Employment Agreement, Mr. Caloz is also entitled to expenses and reimbursements. He was also entitled to a grant of an option to purchase 75,000 ordinary shares in the Company (subject to a four-year vesting period), a grant of 25,000 restricted share units (subject to a three-year vesting period), and a grant of 10,000 restricted share units (subject to a one-year vesting period) each pursuant to the Company’s equity incentive plan and would be eligible for future grant awards. The Caloz Employment Agreement also provides for severance benefits, including an increase in severance payments: (1) to 150% of base salary plus target bonus for a termination in association with a change of control of the Company and (2) to 100% of base salary plus target bonus for other qualifying terminations; as well as a pro-rata cash bonus for the current (interrupted) year in which any qualifying termination occurs. In March 2022, Mr. Caloz received a letter (the “Caloz 2022 Letter”), which provided that his 2022 base salary would be CHF 475,000 and his 2021 bonus will be CHF 147,743. The Caloz 2022 Letter also provided that Mr. Caloz would be entitled to participate in the 2022 equity grants of 37,086 restricted share units and an option to purchase 63,941 ordinary shares in the Company, each pursuant to the Company’s equity incentive plan. The termination provisions of the Caloz Employment Agreement are further discussed below. The Caloz Employment Agreement is to continue in force from year to year unless terminated in accordance with its terms. A copy of the Caloz Employment Agreement is filed as Exhibit 10.61 to the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2022. The foregoing are not complete descriptions of the Caloz Employment Agreement and are qualified in their entirety by reference to the full text of such agreement.

Ricardo Dolmetsch

Dr. Dolmetsch entered into an employment agreement with the Company effective September 14, 2020, for the role of President, Research and Development (the “Dolmetsch Employment Agreement”). The Dolmetsch Employment Agreement provided that Dr. Dolmetsch would receive a base salary of $500,000 per year, subject to review at the sole discretion of the Company, a one-time signing bonus of $250,000 and a discretionary bonus of up to 50% of annual base salary. Under the Dolmetsch Employment Agreement, Dr. Dolmetsch is also entitled to expenses and reimbursements. He was also entitled to a grant of an option to purchase 35,000 ordinary shares in the Company (subject to a four-year vesting period), a grant of 55,000 restricted share units (subject to a three-year vesting period), and a grant of 10,000 restricted share units (subject to a one-year vesting period) each pursuant to the Company’s equity incentive plan and would be eligible for future grant awards. The Dolmetsch Employment Agreement also provides for severance benefits, including payments of: (1) to 150% of base salary plus target bonus and COBRA coverage for 18 months for a termination in association with a change of control of the Company and (2) to 100% of base salary plus target bonus and COBRA coverage for 12 months for other qualifying terminations; as well as a pro-rata cash bonus for the current (interrupted) year in which any qualifying termination occurs. In March 2022, Dr. Dolmetsch received a letter (the “Dolmetsch 2022 Letter”), which provided that his 2022 base salary would be $ 525,000 and his 2021 bonus would be $253,000. The Dolmetsch 2022 Letter also provided that Dr. Dolmetsch would be entitled to participate in the 2022 equity grants of 54,683 restricted share units and an option to purchase 94,281 ordinary shares in the Company, each pursuant to the Company’s equity incentive plan. The termination provisions of the Dolmetsch Employment Agreement are further discussed below. The Dolmetsch Employment Agreement is to continue in force from year to year unless terminated in accordance with its terms. A copy of the Dolmetsch Employment Agreement is filed as Exhibit 10.56 to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2021. The foregoing are not complete descriptions of the Dolmetsch Employment Agreement and are qualified in their entirety by reference to the full text of such agreement.

Alexander Kuta

Dr. Kuta entered into an employment agreement with the Company on January 23, 2017, for the role of Senior Vice President, Regulatory Affairs (the “Kuta Employment Agreement”). The Kuta Employment Agreement provides that Dr. Kuta would receive a base salary of $375,000 per year, subject to review at the sole discretion of the Company and a discretionary bonus of up to 35% of annual base salary (with any such bonus for 2017 being pro-rated for length of service). Under the Kuta Employment Agreement, Dr. Kuta was also entitled to expenses and reimbursements. He was also entitled to a grant of an option to purchase 150,000 ordinary shares in the Company pursuant to the Company’s equity incentive plan and would be eligible for future grant awards. Effective August 20, 2019, the Kuta Employment Agreement was amended and restated to, among other things, provide for a promotion to the position of Executive Vice President, Operations, a base salary of $429,646 annually, an additional equity grant of 15,000 restricted share units pursuant to the Company’s equity incentive plan, and additional severance benefits, including an increase in severance payments: (1) to 150% of base salary plus target bonus and COBRA coverage for 18 months for a termination in association with a change of control of the Company and (2) to 100% of base salary plus target bonus and COBRA coverage for 12 months for other qualifying terminations; as well as a pro-rata cash bonus for the current (interrupted) year in which any qualifying termination occurs. In March 2022, Dr. Kuta received a letter (the “Kuta 2022 Letter”), which provided that his 2022 base salary was $460,000 and his 2021 bonus was $ 174,367. The Kuta 2022 Letter also provided that Dr. Kuta was entitled to participate in the 2022 equity grants of 34,904 restricted share units and an option to purchase 60,179 ordinary shares in the Company, each pursuant to the Company’s equity incentive plan. The Kuta Employment Agreement was to continue in force from year to year unless terminated in accordance with its terms. A copy of the Kuta Employment Agreement is filed as Exhibit 10.44 to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2021. The foregoing are not complete descriptions of the Kuta Employment Agreement and are qualified in their entirety by reference to the full text of such agreement.

On March 31, 2023, Dr. Kuta retired from the Company and its affiliates in all capacities. In connection with his retirement, the Kuta Employment Agreement terminated, other than the provisions that survive termination by their terms. On the same day, Dr. Kuta and uniQure, Inc., an affiliate of the Company, entered into a consulting agreement (the “Consulting Agreement”) on March 31, 2023 for a term of one year. Under the terms of the Consulting Agreement, Dr. Kuta will provide consulting services related to the transition of the regulatory and related functions and other regulatory consulting services that may be reasonably requested. In consideration, Dr. Kuta will (a) receive a consulting fee equal to $15,000 per month, (b) remain eligible during the term of the Consulting Agreement to receive continued vesting of any previously granted equity awards in effect as of the date of retirement, and (c) receive the cost of coverage incurred by Dr. Kuta for any group medical and/or dental insurance pursuant to the federal “COBRA” law during the term of the Consulting Agreement.

Christian Klemt

Mr. Klemt entered into an employment agreement with the Company effective September 1, 2015, for the role of Global Controller. Effective July 15, 2017, Mr. Klemt was promoted to Chief Accounting Officer and entered into an amended employment agreement with the Company (the “Klemt Employment Agreement”). The Klemt Employment Agreement provided that Mr. Klemt would receive a base salary of €200,000 per year, subject to review at the sole discretion of the Company and a discretionary bonus of up to 35% of his annual base salary. Under the Klemt Employment Agreement, Mr. Klemt was also entitled to expenses and reimbursements. Effective March 1, 2020, the Klemt Employment Agreement was amended and restated to, among other things, to provide additional severance benefits, including an increase in severance payments: (1) to 150% of base salary plus target bonus for a termination in association with a change of control of the Company and (2) to 100% of base salary plus target bonus for other qualifying terminations; as well as a pro-rata cash bonus for the current (interrupted) year in which any qualifying termination occurs. Effective June 15, 2021 Mr. Klemt was promoted to Chief Financial Officer and entered into an amended employment agreement with the Company (the “Klemt Amended Employment Agreement”). The Klemt Amended Employment Agreement provided that Mr. Klemt would receive a base salary of €325,000 per year, subject to review at the sole discretion of the Company and a discretionary bonus of up to 40% of his annual base salary. Under the Klemt Employment Agreement, Mr. Klemt was also entitled to expenses and reimbursements. In March 2022, Mr. Klemt received a letter (the “Klemt 2022 Letter”), which provided that his 2022 base salary would be €340,000 and his 2021 bonus would be €120,004. The Klemt 2022 Letter also provided that Mr. Klemt would be entitled to participate in the 2022 equity grants of 43,630 restricted share units and an option to purchase 75,224 ordinary shares in the Company, each pursuant to the Company’s equity incentive plan. The termination provisions of the Klemt Employment Agreement are further discussed below. The Klemt Amended Employment Agreement is to continue in force until he reaches the legal retirement age in the Netherlands, unless terminated earlier. A copy of the Klemt Amended Employment Agreement is filed as Exhibit 10.49 to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2021. The foregoing are not complete descriptions of the Klemt Employment Agreement and are qualified in their entirety by reference to the full text of such agreement.

Other Executive Compensation Policies

Tax and Accounting Considerations for named executive officer subject to U.S. tax legislation

Prior to the passage of the Tax Cuts and Jobs Act of 2017, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), had disallowed a tax deduction for compensation in excess of $1.0 million paid to a company’s NEOs, other than its chief financial officer. Historically, qualifying performance-based compensation was not subject to the deduction limitation if specified requirements were met. However, effective for taxable years beginning after December 31, 2017, the exemption for qualified performance-based compensation from the deduction limitation of Section 162(m) has been repealed, such that compensation paid to our NEOs of more than $1 million will not be deductible unless it qualifies for the limited transition relief applicable to certain compensation arrangements in effect as of November 2, 2017.

“Nonqualified deferred compensation” is required by Section 409A of the Internal Revenue Code to be paid under plans or arrangements that satisfy certain statutory requirements regarding timing of deferral elections, timing of payments and certain other matters. Employees and service providers who receive compensation that fails to satisfy these requirements may be subject to accelerated income tax liabilities, a 20% excise tax, penalties, and interest on their compensation under such plans. The Company seeks to design and administer our compensation and benefits plans and arrangements for all our employees and service providers, including our NEOs, to keep them either exempt from or in compliance with the requirements of Section 409A.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if such executive receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base salary amount. The portion of the payments and benefits more than one times base salary amount is treated as excess parachute payments and is subject to a 20% excise tax, in addition to any applicable federal income and employment taxes.

Deferred Compensation and Retirement Plans

The Company operates a qualified 401(k) Plan for all employees at its Lexington facility in the USA. The uniQure Inc. 401(k) Plan is an employee contribution plan only, and there are no employer contributions currently being made. The uniQure Inc. 401(k) Plan offers both a before-tax and after-tax (Roth) component, which are subject to IRS statutory limits for each calendar year.

The Company operates a defined contribution pension plan for all employees at its Amsterdam facility in the Netherlands, which is funded by the Company through payments to an insurance company.

Equity Incentive Plan

The 2014 Plan enables the Board to grant equity awards, including options, restricted share units (RSUs) and performance share units (PSUs). The purpose of the 2014 Plan is to advance the interests of the Company’s Shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the group and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s Shareholders.

The terms of the PSUs are further discussed above. For RSUs the shares are automatically issued to the grantee upon the vesting of the award.

Under the 2014 Plan, the maximum number of Ordinary Shares available is currently limited to 12,601,471. As of March 31, 2023, 403,819 Ordinary Shares remain available for grant under the 2014 Plan.

Employee Share Purchase Plan

The Employee Share Purchase Plan (“ESPP”) is designed to allow eligible employees of the Company and its designated subsidiaries to purchase discounted Ordinary Shares at designated intervals through their accumulated payroll deductions. The purpose of the ESPP is to provide employees with a convenient method to invest in the Company’s Ordinary Shares, which will increase the equity stake of the Company’s employees and will benefit shareholders by aligning more closely the interests of participating employees with those of the Company’s Shareholders. The Company believes that this will help to motivate and retain highly qualified employees.

Under the ESPP, the number of Ordinary Shares initially reserved for issuance is 150,000. The purchase price of the Ordinary Shares acquired on each purchase date will be the lesser of (a) 85% of the closing price of an Ordinary Share on the first day of the offering period or (b) 85% of the closing price of an Ordinary Share on the purchase date. As of March 31, 2023, a total of 113,565 Ordinary Shares remain available for issuance under the ESPP.

Role of Executive Officer in Determining Executive Compensation

The Compensation Committee and Board approve all compensation decisions related to our Named Executive Offices. Such decisions by the Compensation Committee regarding compensation were made independently from our NEOs.

Stock Ownership Requirements and Hedging Policies

Effective December 2021, the Company adopted stock ownership guidelines to further align the interests of its executive officers with the interests of the Company’s Shareholders. The executive officers are expected to hold ordinary shares of the Company and other equity rights commensurate with their respective roles with the Company. The policy applies to the “Executive Officers,” which includes the Chief Executive Officer, the Chief Financial Officer, the President of Research and Development, the Chief Operations Officer, the Chief Legal Officer, the Chief People and Culture Officer, the Chief Business Officer, the Chief Corporate Affairs Officer, and the Executive Vice President of Regulatory Affairs and Quality Affairs. The policy requires that, within five years of adoption of the policy or their date of appointment to their position, the Executive Officers are required to have a stock ownership position in the Company in an amount no less than the multiple of their base salary set forth below:

Chief Executive Officer	3	x	annual base salary
Other Covered Persons	1	x	annual base salary

In the event of an increase in an Executive Officer’s base salary or other compensation, an Executive Officer will have one year from the time of such increase to acquire any additional Ordinary Shares needed to meet these guidelines. The ownership requirement will be measured as to each Executive Officer as of the first trading day in January of each year. All Directors and Executive Officers have satisfied, or are on track to satisfy within the five-year grace period, the Board’s stock ownership guidelines. This description of the stock ownership guidelines does not purport to be complete, and it is qualified in its entirety by reference to the full text of the guidelines, which can be viewed on our website at https://www.uniqure.com/investors-newsroom/corporate-governance.php.

Clawback Policy

Also effective December 2021, the Company adopted a Compensation Clawback Policy (the “Clawback Policy”). Under the policy, in the event the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws, the Board will take, in its discretion, such action it deems necessary to recover from its executive officers who received incentive-based compensation, based on performance in a year for which the Company is required to prepare restated financial statements, the excess of what would have been paid to the executive officer under the accounting restatement. This applies during a lookback period of three years, and the amounts to be reclaimed are as determined by the Board in its sole discretion. For purposes of the Clawback Policy, an executive officer is any of the Company’s officers who are required, or who have been required during the immediately preceding three calendar years, to file reports pursuant to Section 16 of the Securities Exchange Act of 1934 as well as the Company’s Chief Legal Officer, if not included. This policy may, in certain circumstances, be applied to other current or former employees whose actions or omissions contributed to the circumstances requiring the restatement and also involved willful misconduct or a willful violation of any of the Company’s rules. Additionally, if the Board determines that detrimental conduct has occurred that results in a material adverse impact, any incentive compensation paid during the prior year may be subject to clawback. Incentive compensation excludes base salary and other compensation but includes equity compensation and bonuses. The full Clawback Policy is available on our website at https://www.uniqure.com/investors-newsroom/corporate-governance.php.

In October 2022, the SEC adopted new Rule 10D-1 under the Exchange Act, which requires national securities exchanges, including Nasdaq, to establish listing standards relating to executive officer incentive compensation clawback and disclosure rules. The Company intends to monitor the development of Nasdaq’s final listing standards and plans to amend the Clawback Policy, as appropriate, in accordance with requirements of Nasdaq’s final listing standards.

Risk Considerations

The Compensation Committee annually evaluates whether there are potential risks arising from the Company’s compensation policies and practices. Based on such evaluation, the Compensation Committee believes that the Company’s compensation policies and practices do not encourage executives to take excessive risks because the various elements of the Company’s executive compensation policies and practices diversify the risks associated with any single element of the executive’s compensation. Instead, the elements of the Company’s executive compensation policy are, collectively, designed to achieve the Company’s annual and long-term corporate objectives and strategies.

SUMMARY COMPENSATION TABLE

The following table summarizes the annual compensation paid to our named executive officers for the three fiscal years ended December 31, 2022, 2021 and 2020.

Name	Year		Salary (1) ($)	Stock Award (3) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Medicare benefits ($)	All other compensation ($)	Total ($)
Matthew Kapusta	2022		609,490	2,464,117	2,006,170	512,400	26,847	9,150	5,628,174
Chief Executive Officer	2021		583,495	2,065,081	2,065,074	350,097	27,654	8,700	5,100,101
	2020		584,527	1,750,608	1,749,294	348,398	24,752	7,798	4,465,377
Ricardo Dolmetsch	2022		524,635	1,106,481	877,115	350,438	26,847	9,150	2,894,666
President, Research & Development	2021		506,000	470,973	470,983	253,000	27,654	8,700	1,737,310
	2020	(5)	144,231	2,513,550	724,550	75,452	6,359	49,767	3,513,909
Alexander Kuta	2022		459,708	720,102	559,857	248,400	20,424	9,150	2,017,641
Executive Vice President, Operations	2021		444,813	692,566	692,557	174,367	21,378	8,700	2,034,381
	2020		452,579	641,408	640,928	172,692	18,754	8,550	1,934,911
Christian Klemt (2)	2022		358,297	860,067	699,824	191,352	—	16,711	2,126,251
Chief Financial Officer	2021		344,628	934,487	928,907	141,986	—	18,410	2,368,418
	2020		274,296	427,588	427,275	100,804	—	17,498	1,247,461
Pierre Caloz (2)	2022		501,187	824,225	594,856	344,138	—	105,779	2,370,185
Chief Operations Officer	2021	(6)	316,981	1,206,100	1,499,010	161,661	—	43,901	3,227,653
(1)	Salary is determined based on actual salary during the fiscal years 2020 - 2022. Actual salary has a minor variance from the salary listed in the CD&A for U.S. NEOs based on biweekly payroll mechanics.
(2)	Mr. Klemt receives his salary, non-equity incentive plan compensation and other compensation in euros. Amounts were translated to $ using an average exchange rate for the 12-month period ended December 31, 2022 of 1.05 $/euro, December 31, 2021 of 1.18 $/euro, and December 31, 2020 of 1.14 $/euro. Mr. Caloz receives his salary, non-equity incentive compensation and other compensation in Swiss francs. Amounts were translated to dollars using an average exchange rate for the 12-month period ended December 31 2022 of 1.05 $/Swiss franc and December 31, 2021 of 1.09 $/Swiss franc.
(3)	The value of stock awards and stock options as reported in their respective columns above represent the aggregate grant date fair value of the stock and options awards granted to such named officers during 2020, 2021, and 2022 as determined in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”) not including estimates of forfeitures related to service-based vesting conditions. Amounts reflected in the stock awards column are comprised of the accounting value of both the time-vested RSUs and PSUs granted in the years reflected. PSUs have only been included in the stock awards column to the extend accomplishment of an underlying milestone is considered probable in accordance with ASC 718. As a result of the achievements described in the CD&A, 35% of the PSUs granted in 2021 became probable in 2022 and expenses were recorded. These vested PSUs have been included in the stock award column for 2022. For assumptions and estimates used in determining these values, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Share-based Payments and Note 2.3.18 of the Consolidated Financial Statements in our 2022 Annual Report on Form 10-K. Note that the amounts reported in these columns reflect the accounting cost for these stock and option awards, and do not correspond to the actual economic value that may be received by the NEOs. The number of RSUs and stock options granted is established using a 30-day average share price, to mitigate for any short-term volatility, applied to the approved target value. Grant date fair values are calculated on the date of grant in accordance with accounting rules. This can result in differences between the target values approved by the Compensation Committee and the disclosed grant date fair value. In 2022 this resulted in the grant date fair value being approximately 7% lower than the target value.
(4)	These amounts reflect the annual cash bonus awards granted to the named executive officers pursuant to the Company’s Short-term Incentive program.
(5)	Dr. Dolmetsch’s employment commenced on September 14, 2020.
(6)	Mr. Caloz’s employment commenced on May 17, 2021.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2022

The following table contains information concerning exercisable stock options with respect to our Ordinary Shares, RSUs and PSUs granted to our named executive officers that were outstanding as of December 31, 2022.

			Option Awards (1)					Stock Awards (2)
Name	Type of Equity Award		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned PSUs, Shares, Other Units or Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)
Matthew Kapusta	Option		100,000	—	—	14.71	2025	—	—	—	—
	Option		100,000	—	—	23.60	2025	—	—	—	—
	Option		51,316	—	—	7.53	2026	—	—	—	—
	Option		175,000	—	—	6.22	2027	—	—	—	—
	Option		83,663	—	—	19.39	2028	—	—	—	—
	Option		78,151	5,211	—	31.71	2029	—	—	—	—
	Option		40,747	18,531	—	51.81	2030	—	—	—	—
	Option		42,099	54,130	—	37.00	2031	—	—	—	—
	Option		—	215,643	—	16.04	2032	—	—	—	—
	RSU	(3)	—	—	—	—	—	11,264	255,355	—	—
	RSU	(4)	—	—	—	—	—	37,209	843,528	—	—
	RSU	(7)	—	—	—	—	—	125,073	2,835,405	—	—
	PSU	(8)	—	—	—	—	—	—	—	43,725	991,246
Ricardo Dolmetsch	Option		19,685	15,315	—	38.67	2030	—	—	—	—
	Option		9,599	12,348	—	37.00	2031	—	—	—	—
	Option		—	94,281	—	16.04	2032	—	—	—	—
	RSU	(5)	—	—	—	—	—	18,334	415,632	—	—
	RSU	(4)	—	—	—	—	—	8,487	192,400	—	—
	RSU	(7)	—	—	—	—	—	54,683	1,239,664	—	—
	PSU	(8)	—	—	—	—	—	—	—	21,900	496,473
Alexander Kuta	Option		23,962	—	—	19.39	2028	—	—	—	—
	Option		18,640	1,243	—	31.71	2029	—	—	—	—
	Option		14,928	6,791	—	51.81	2030	—	—	—	—
	Option		14,119	18,153	—	37.00	2031	—	—	—	—
	Option		—	60,179	—	16.04	2032	—	—	—	—
	RSU	(3)	—	—	—	—	—	4,127	93,559	—	—
	RSU	(4)	—	—	—	—	—	12,479	282,899	—	—
	RSU	(7)	—	—	—	—	—	34,904	791,274	—	—
	PSU	(8)	—	—	—	—	—	—	—	15,300	346,851
Christian Klemt	Option		3,000	—	—	13.03	2026	—	—	—	—
	Option		15,000	—	—	5.37	2027	—	—	—	—
	Option		22,620	—	—	19.39	2028	—	—	—	—
	Option		17,485	1,166	—	31.71	2029	—	—	—	—
	Option		9,947	4,532	—	51.81	2030	—	—	—	—
	Option		12,321	15,844	—	37.00	2031	—	—	—	—
	Option		6,086	10,149	—	34.46	2031	—	—	—	—
	Option		—	75,224	—	16.04	2032	—	—	—	—
	RSU	(3)	—	—	—	—	—	2,752	62,388	—	—

			Option Awards (1)					Stock Awards (2)
Name	Type of Equity Award		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of securities underlying unexercised options Unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned PSUs, Shares, Other Units or Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested ($)
	RSU	(4)	—	—	—	—	—	10,891	246,899	—	—
	RSU	(6)	—	—	—	—	—	6,386	144,771	—	—
	RSU	(7)	—	—	—	—	—	43,630	989,092	—	—
	PSU	(8)	—	—	—	—	—	—	—	15,300	346,851
Pierre Caloz	Option		28,124	46,876	—	34.46	2031	—	—	—	—
	Option		—	63,941	—	16.04	2032	—	—	—	—
	RSU	(6)	—	—	—	—	—	16,667	377,841	—	—
	RSU	(7)	—	—	—	—	—	37,086	840,740	—	—
	PSU	(8)	—	—	—	—	—	—	—	21,900	496,473

(1)	The option grants typically vest over four years; 25% on the anniversary of the grant date and in equal quarterly installments thereafter.
(2)	Market values of RSU and PSU awards are valued based on the closing stock price of the Company on December 31, 2022 ($22.67 per Ordinary Share).
(3)	RSU awards granted on February 27, 2020, vest one-third after each of one year, two years and three years after the grant date.
(4)	RSU awards granted on February 25, 2021, vest one-third after each of one year, two years and three years after the grant date.
(5)	RSU award granted on September 15, 2020, vests one-third after each of one year, two years and three years after the grant date.
(6)	RSU awards granted on June 15, 2021, vest one-third after each of one year, two years and three years after the grant date.
(7)	RSU awards granted on February 24, 2022, vest one-third after each of one year, two years and three years after the grant date.
(8)	The PSU awards were granted on December 8, 2021 and are subject to milestones, the first of which was achieved on November 22, 2022. The remaining milestones are not yet achieved as of December 31, 2022.

GRANTS OF PLAN-BASED AWARDS FOR 2022

										All Other	All Other
										stock	option		Grant Date
				Estimated Future			Estimated Future			Awards:	Awards:		Fair Value
				Payouts under			Payouts Under			Number	Number of	Exercise or	of Stock
				Non-Equity Incentive			Equity Incentive			of shares	securities	Base Price	and
				Plan Awards (1)			Plan Awards			of stock	underlying	of Option	Option
Name	Award		Grant Dates	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or units ($)	Option (#)	Awards ($/sh)	Awards ($)
Matthew Kapusta	ICU	(1)		183,000	366,000	549,000	—	—	—
	Option	(2)	2/24/22	—	—	—	—	—	—	—	215,643	16.04	2,006,170
	RSU	(3)	2/24/22	—	—	—	—	—	—	125,073	—	—	2,006,171

Ricardo Dolmetsch	ICU	(1)		131,250	262,500	393,750	—	—	—
	Option	(2)	2/24/22	—	—	—	—	—	—	—	94,281	16.04	877,115
	RSU	(3)	2/24/22	—	—	—	—	—	—	54,683	—	—	877,155

Alexander Kuta	ICU	(1)		92,000	184,000	276,000	—	—	—
	Option	(2)	2/24/22	—	—	—	—	—	—	—	60,179	16.04	559,857
	RSU	(3)	2/24/22	—	—	—	—	—	—	34,904	—	—	559,860

Christian Klemt (4)	ICU	(1)		71,400	142,800	214,200	—	—	—
	Option	(2)	2/24/22	—	—	—	—	—	—	--	75,224	16.04	699,824
	RSU	(3)	2/24/22	—	—	—	—	—	—	43,630	—	—	699,825

Pierre Caloz (5)	ICU	(1)		124,688	249,375	374,063	—	—	—
	Option	(2)	2/24/22	—	—	—	—	—	—	—	63,941	16.04	594,856
	RSU	(3)	2/24/22	—	—	—	—	—	—	37,086	—	—	594,859
(1)	Represents 2022 annual cash bonus granted under the Company’s Short-Term Incentive Plan. For additional information, please see “Compensation Discussion and Analysis—2022 Short-Term Incentive Plan”.
(2)	Time-vested stock options granted under the Company’s 2014 Plan. Grant date values are determined in accordance with ASC Topic 718. See “Compensation Discussion and Analysis—2022 Long-term Incentive Awards”.
(3)	Time-vested RSUs granted under the Company’s 2014 Plan. Grant date values are determined in accordance with ASC Topic 718. See “Compensation Discussion and Analysis—2022 Long-term Incentive.”
(4)	Mr. Klemt receives a salary in euros. Amounts were translated to dollars using an average exchange rate for the 12-month period ended December 31, 2022 of 1.05 $US/euro.
(5)	Mr. Caloz receives his salary in Swiss francs. Amounts were translated to dollars using an average exchange rate for the 12-month period ended December 31, 2022 of 1.05 $US/Swiss franc.

OPTION EXERCISES AND STOCK VESTED IN 2022

The following table discloses information for each of our named executive officers regarding the exercise of stock option awards and the vesting of certain stock awards for the 12-month period ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Matthew Kapusta	—	—	80,630	1,485,479
Alexander Kuta	44,000	866,364	29,097	543,423
Christian Klemt	—	—	24,585	445,285
Ricardo Dolmetsch	—	—	29,875	610,923
Pierre Caloz	—	—	25,633	426,613

(1)

Value realized equals the number of Ordinary Shares vested multiplied by the closing price of our Ordinary Shares on the Nasdaq Global Select Market on the day the Ordinary Shares vested, respectively the closing price on the last trading day if such vesting occurs on a day that our Ordinary Shares are not traded on the Nasdaq Global Select Market.

Pay Versus Performance

The following table provides information showing the relationship during 2022, 2021 and 2020 between (1) “compensation actually paid” (as defined by SEC rule) to (a) each person serving as CEO and (b) our other NEOs on an average basis, and (2) the Company’s financial performance.

Information presented in this section will not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except as we may specifically do so otherwise.

Pay Versus Performance Table

			Average		Value of Initial Fixed $100
			Summary	Average	Investment Based On:
	Summary		Compensation	Compensation		Peer Group
	Compensation	Compensation	Table Total	Actually Paid	Total	Total	Net (Loss) /
	Table Total	Actually Paid	for Non-	to Non-PEO	Shareholder	Shareholder	Income
Year	for PEO (1)	to PEO (1) (2) (3)	PEO NEOs (4)	NEOs (3) (4) (5)	Return (6)	Return (7)	($ in millions) (8)
2022	5,628,174	6,956,368	2,352,186	2,794,041	31.64	111.27	(128.3)
2021	5,100,101	1,561,702	2,341,941	1,100,648	28.94	124.89	332.8
2020	4,465,377	(7,341,891)	2,283,388	(599,725)	50.42	125.69	(141.4)

(1)	Reflects compensation for our CEO, Mr. Kapusta, who served as our Principal Executive Officer (“PEO”) in 2020, 2021 and 2022.
(2)

The amounts reported for Compensation Actually Paid (“CAP”) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our PEO. The following table discloses the adjustments made to the Summary Compensation Table (“SCT”) amounts to calculate the CAP amounts.

	Fiscal year-ended December 31,
Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	5,628,174	5,100,101	4,465,377
Deduction for Reported Grant Date Fair Value of Stock Awards (a)	(2,464,117)	(2,065,081)	(1,750,608)
Deduction for Reported Grant Date Fair Value of Option Awards (a)	(2,006,170)	(2,065,074)	(1,749,294)
Addition of fair value at year-end of equity awards granted during the year that remained outstanding and unvested	5,696,179	2,114,800	2,255,198
Change in fair value at year-end versus prior year-end for awards granted in prior year that remained outstanding and unvested	294,663	(1,571,302)	(6,390,497)
Change in fair value at vesting date versus prior year-end for awards granted in prior year that vested during the year	(192,361)	48,258	(4,172,067)
Compensation Actually Paid	6,956,368	1,561,702	(7,341,891)

(a)	Reflects the total of amounts reported in the Stock Awards and Option Awards columns of the SCT for our PEO in each of the reported years.
(3)	Measurement date equity fair values are calculated with assumptions derived on a basis consistent with and not materially different from those used for grant date fair value purposes.

Restricted stock units are valued based on the last sale price of our stock on the Nasdaq Global Select Market on the relevant measurement date. Performance share units are valued by applying the probable or actual outcome based on performance through the measurement date, multiplied by the last sale price of our stock on the Nasdaq Global Select Market on the relevant measurement date. Options are valued using a Hull & White option pricing model with assumptions established as at the relevant measurement date.

(4)

Reflects the average compensation for the non-PEO NEOs for each respective year presented. The persons included as non-PEO NEOs in each respective year reflects the relevant individuals included in the SCT for each of the years as follows:

2020: Alexander Kuta, Christian Klemt, Ricardo Dolmetsch, Robert Gut and Sander van Deventer;

2021: Alexander Kuta, Christian Klemt, Ricardo Dolmetsch and Pierre Caloz; and,

2022: Alexander Kuta, Christian Klemt, Ricardo Dolmetsch, and Pierre Caloz.

(5)

The amounts reported for CAP have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our non-PEO NEOs. The following table discloses the adjustments made to the SCT amounts to calculate the CAP amounts.

	Fiscal year-ended December 31,
Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for non-PEO NEOs	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	2,352,186	2,341,941	2,283,388
Deduction for Reported Grant Date Fair Value of Stock Awards (a)	(877,719)	(826,032)	(973,072)
Deduction for Reported Grant Date Fair Value of Option Awards (a)	(682,913)	(897,864)	(614,922)
Addition of fair value at year-end of equity awards granted during the year that remained outstanding and unvested	1,939,018	918,900	1,213,407
Change in fair value at year-end versus prior year-end for awards granted in prior year that remained outstanding and unvested	123,475	(425,980)	(1,718,898)
Change in fair value at vesting date versus prior year-end for awards granted in prior year that vested during the year	(60,006)	(10,317)	(789,628)
Compensation Actually Paid	2,794,041	1,100,648	(599,725)

(a)	Reflects the total of amounts reported in the Stock Awards and Option Awards columns of the SCT, averaged for our non-PEO NEOs in each of the reported years.
(6)

Total Shareholder Return (“TSR”) represents the cumulative total shareholder return of investing in our shares for the period beginning on the last trading day of 2019 through the last trading day of each of the years presented in the Pay Versus Performance Table.

(7)

Peer Group TSR represents the cumulative total shareholder return of the NASDAQ Biotechnology Index (“NBI”) for the period beginning on the last trading day of 2019 through the last trading day of each of the years presented in the Pay Versus Performance Table. The NBI is the peer group used by us for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10-K for the year ended December 31, 2022.

(8)	Reflects Net (Loss) / Income as reported in the Company’s Annual Report on Form 10-K for the years ending December 31, 2022, 2021 and 2020.

Total Shareholder Return is the only financial performance measure (per the definition in Item 402(v)(2) of Regulation S-K) currently used by uniQure, which already features in the Pay versus Performance Table. Accordingly, no company-selected measure is identified or reported.

Pay vs Performance - Compensation Actually Paid (CAP) & Total Shareholder Return (TSR)
$8,000
$6,000
$4,000
$2,000
$-
-$2,000
-$4,000
-$6,000
-$8,000
-$10,000
CAP (in Thousands)
140
120
100
80
60
40
20
0
TSR (Growth of $100 Invested)
2020
2021
2022
PEO CAP
Non-PEO Avg CAP
QURE TSR
Peer Group TSR

Pay vs Performance - Compensation Actually Paid (CAP) vs Net Income
$8,000
$6,000
$4,000
$2,000
$-
-$2,000
-$4,000
-$6,000
-$8,000
-$10,000
CAP (in Thousands)
$400,000
$300,000
$200,000
$100,000
$-
-$100,000
-$200,000
Net Income (in Thousands)
2020
2021
2022
PEO CAP
Non-PEO Avg CAP
Net Income

Tabular List of Company Performance Measures

As described in our CD&A, we believe that compensation should pay for performance, align interest with our shareholders, use at risk compensation to incentivize executives, and attract and retain talented executives. We seek to align compensation opportunities for our NEOs with strategic priorities for the company, which largely reflect non-financial measures. Total Shareholder Return is the only financial measure currently used in our executive compensation program to assess performance in respect of a portion of the 2021 PSU awards on a relative basis. As a result of Total Shareholder Return already being included in the pay versus performance table, no company-selected measure is reported.

Abular List of
Tabular List of Most Important Performance Measures
Total Shareholder Return

Potential Payments upon Termination or Change of Control

Pursuant to the terms of their respective employment agreements with the Company, each of our NEOs are eligible for potential payments and benefits in connection with a termination, including for Cause or for Good Reason, or in connection with a Change of Control. The following narrative and tables set forth the potential payments and value of additional benefit that each of our NEOs would receive in the scenarios contemplated. The tables below assume that employment terminated and/or the Change of Control occurred on December 31, 2022 and reflect the closing stock price of the Company on December 30, 2022 of $22.67 per Ordinary Share. Except as otherwise provided, the following definitions apply to the potential payments upon termination.

“Accrued Benefit” means (a) payment of base salary through the termination date, (b) payment of any bonus for performance periods completed prior to the termination date, (c) any payments or benefits under the Company’s benefit plans that are vested, earned or accrued prior to the termination date (including, without limitation, earned but unused vacation); and (d) payment of unreimbursed business expenses incurred by the named executive officer.

“Cause” means the good faith determination by the Company, after written notice from the Board to the named executive officer that one or more of the following events has occurred and stating with reasonable specificity the actions that constitute Cause and the specific reasonable cure (related to sections (a) and (h) below): (a) the named executive officer has willfully or repeatedly failed to perform his or her material duties, and such failure has not been cured after a period of thirty (30) days’ notice; (b) any reckless or grossly negligent act by the named executive officer having the foreseeable effect of injuring the interest, business or reputation of the Company, or any of its parent, subsidiaries or affiliates in any material respect and which did in fact cause such material injury; (c) the named executive officer’s evidenced use of any illegal drug, or illegal narcotic, or excessive amounts of alcohol (as determined by the Company in its reasonable discretion) on Company property or at a function where the named executive officer is working on behalf of the Company; (d) the indictment on charges or conviction for (or the procedural equivalent or conviction for), or entering of a guilty plea or plea of no contest with respect to a felony; (e) the conviction for (or the procedural equivalent or conviction for), or entering of a guilty plea or plea of no contest with respect to a misdemeanor which, in the Board’s reasonable judgment, involves moral turpitude deceit, dishonesty or fraud, except that, in the event that the named executive officer is indicted on charges for a misdemeanor set forth above, the Board may elect, in its sole discretion, to place the named executive officer on administrative garden leave with continuation of full compensation and benefits under this Agreement during the pendency of the proceedings; (f) conduct by or at the direction of the named executive officer constituting misappropriation or embezzlement of the property of the Company, or any of its parents or affiliates (other than the occasional, customary and de minimis use of Company property for personal purposes); (g) a breach by the named executive officer of a fiduciary duty owing to the Company, including the misappropriation of (or attempted misappropriation of) a corporate opportunity or undisclosed self-dealing; (h) a material breach by the named executive officer of any material provision of this Agreement, any of the Company’s written employment policies or the named executive officer’s fiduciary duties to the Company, which breach, if curable, remains uncured for a period of thirty (30) days after receipt by the named executive officer of written notice of such breach from the Board, which notice shall contain a reasonably specific description of such breach and the specific reasonable cure requested by the Board; and (i) any breach of their respective employment agreements.

“Change of Control” means any of the following: (a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing forty (40) percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company); or (b) the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (c) the consummation of (1) any consolidation or merger of the Company where the Shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (2) any sale or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company.

“Change of Control Termination” means (i) any termination by the Company of the named executive officer’s employment other than for Cause that occurs within 12 months after the Change of Control; or (ii) any resignation by the named executive officer for Good Reason that occurs within 12 months after the Change of Control.

“Disability” means an incapacity by accident, illness or other circumstances which renders the named executive officer mentally or physically incapable of performing the duties and services required of him or her on a full-time basis for a period of at least 120 days.

“Good Reason” means that the named executive officer has complied with the Good Reason Process (hereinafter defined) following the occurrence of any of the following events: (a) a material diminution in the named executive officer’s responsibilities, authority or duties (excluding any duties associated with any position that the named executive officer may hold at the Company); (b) a diminution in the named executive officer’s base salary, except for across-the-board salary reductions, based on the Company’s financial performance, similarly affecting all or substantially all other senior management employees of the Company, which reduction does not reduce the named executive officer’s base salary (in the aggregate with any similar reductions during the term of employment) by more than 20% from the named executive officer’s highest base salary; (c) a material change in the geographic location at which the named executive officer provides services to the Company (i.e., outside a radius of fifty (50) miles from their primary business location); or (d) the material breach of their respective employment agreements by the Company (each a “Good Reason Condition”).

“Good Reason Process” means that (a) the named executive officer reasonably determines in good faith that a Good Reason Condition has occurred; (b) the named executive officer notifies the Board in writing of the first occurrence of the Good Reason Condition within sixty (60) days of the first occurrence of such condition; (c) the named executive officer cooperates in good faith with the Company’s efforts, for a period not less than thirty (30) days following such notice (the “Cure Period”), to remedy the Good Reason Condition; (d) notwithstanding such efforts, the Good Reason Condition continues to exist; and (e) the named executive officer terminates the employment within sixty (60) days after the end of the Cure Period. If the Company cures the Good Reason Condition during the Cure Period, Good Reason shall be deemed not to have occurred.

Matthew Kapusta

The following table discloses information about the benefits the named executive officer would receive as of December 31, 2022, at a share price of $22.67 per Ordinary Share upon termination in certain circumstances, including in the event of a change in control.

	Termination without Cause or Resignation for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($) (5)	Retirement ($) (5)
Compensation
Cash severance (1)	609,490	1,950,369	—	—	—
Pro-rata bonus (1), (2)	365,694	365,694	365,694	—	—
Long term incentive
Restricted share units - unvested and accelerated	3,934,288	3,934,288	—	—	—
Performance share units - unvested and accelerated (3)	132,166	132,166	132,166	132,166	132,166
Stock options - unvested and accelerated		1,429,713
Benefits and perquisites
Health insurance (4)	33,184	49,776	—	—	—
Total	5,074,822	7,862,006	497,860	132,166	132,166
(1)	Cash severance and pro-rata bonus are paid as a lump sum, except in the case of base salary paid on termination without Cause or for Good Reason, which is paid over the course of the severance period.
(2)	Pro-rata bonus amounts under the “Termination without Cause or Resignation for Good Reason” and “Death” columns are based on actual 2022 annual short-term incentive payout.
(3)	PSU amounts reflect actual earned awards for all completed tranches.
(4)	Health costs are based on individual elections and budgeted rates for 2022.
(5)	The disclosure assumes the Compensation Committee did not exercise its discretion to award pro-rata short-term incentive amounts in the event of disability or retirement.

The Kapusta Employment Agreement requires us to provide compensation and/or other benefits to Mr. Kapusta during his employment and in the event of that executive’s termination of employment under certain circumstances and in the event of termination because of a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits (defined below)) are conditioned upon the execution and delivery to the Company of a General Release of Claims.

Other than in the event of a Change of Control Termination (defined below), pursuant to the terms of the Kapusta Employment Agreement, if the Company terminates Mr. Kapusta’s employment (or fails to renew the Kapusta Employment Agreement) without Cause or if Mr. Kapusta resigns or opts not to renew the Kapusta Employment Agreement for Good Reason, then Mr. Kapusta is entitled to Accrued Benefits (defined below), twelve months of base salary, a lump sum bonus payment, accelerated vesting of options and restricted share unit awards which remain unvested as of the termination date, accelerated vesting of performance share unit awards to the extent then earned which remain unvested as of the termination date, and the continuation of certain other benefits.

If Mr. Kapusta’s employment with the Company terminates due to his death or disability, he will be entitled to Accrued Benefits and a lump sum bonus payment.

In the event of a Change of Control Termination (defined below), Mr. Kapusta will be entitled in such circumstances to a lump sum payment equal to two times Mr. Kapusta’s then-current base salary to be paid no later than sixty days after the termination date, his bonus for the year of termination pro-rated based upon Mr. Kapusta’s termination date, and a lump sum representing and additional two times Mr. Kapusta’s bonus, to be paid no later than sixty days following the termination date.

If Mr. Kapusta incurs excise tax liability pursuant to section 4999 of the Internal Revenue Code, as amended, he will be entitled to certain reductions in his severance payments which will have the result of providing him certain tax relief, all pursuant to the Kapusta Employment Agreement.

If Mr. Kapusta’s employment with the Company is terminated voluntarily without Good Reason by Mr. Kapusta, for Cause by the Company, upon a vote of the general meeting of the Company’s Shareholders to dismiss him or upon a vote of the Board to recommend dismissal from his positions at the Company to the general meeting of the Company’s Shareholders and/or to suspend Mr. Kapusta from his positions, then Mr. Kapusta is not entitled to any severance.

“Accrued Benefit” means (a) payment of base salary through the termination date, (b) payment of any bonus for performance periods completed prior to the termination date, (c) any payments or benefits under the Company’s benefit plans that are vested, earned or accrued prior to the termination date (including, without limitation, earned but unused vacation); (d) payment of unreimbursed business expenses incurred by Mr. Kapusta; and (e) rights to indemnification and directors’ and officers’ liability insurance coverage, under any agreement between the Company and Mr. Kapusta, and/or under any of the Company’s organizational documents.

“Change of Control Termination” means (a) any termination by the Company of Mr. Kapusta’s employment, other than for Cause, that occurs within the period that starts ninety (90) days preceding the Change of Control and ends on the one-year anniversary of the Change in Control; or (b) any resignation by Mr. Kapusta for Good Reason, that occurs within the period that starts ninety (90) days preceding the Change of Control and ends on the one-year anniversary of the Change in Control.

The foregoing descriptions of the Kapusta Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement.

Pierre Caloz

The following table discloses information about the benefits the named executive officer would receive as of December 31, 2022, at a share price of $22.67 per Ordinary Share upon termination in certain circumstances, including in the event of a change in control.

	Termination without Cause or Resignation for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($) (3)	Retirement ($) (3)
Compensation
Cash severance	751,780	1,127,670	—	—	—
Pro-rata bonus (1)	250,593	250,593	—	—	—
Long term incentive
Restricted share units - unvested and accelerated	—	1,218,581	—	—	—
Performance share units - unvested and accelerated (2)	66,196	66,196	66,196	66,196	66,196
Stock options - unvested and accelerated		423,929
Total	1,068,569	3,086,969	66,196	66,196	66,196
(1)	Pro-rata bonus amount under the “Termination without Cause or Resignation for Good Reason” column is based on actual 2022 annual short-term incentive pay-out.

(2)	PSU amounts reflect actual earned awards for all completed tranches.
(3)	The disclosure assumes the Compensation Committee did not exercise its discretion to award pro-rata short-term incentive amounts in the event of disability or retirement.

The Caloz Employment Agreement requires us to provide compensation and/or other benefits to Mr. Caloz during his employment and in the event of that executive’s termination of employment under certain circumstances and in the event of termination because of a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits) are conditioned upon the execution and delivery to the Company of a General Release of Claims.

Pursuant to the terms of the Caloz Employment Agreement, if Mr. Caloz’s employment is terminated due to the death or Disability of Mr. Caloz, then Mr. Caloz is entitled to Accrued Benefits. If the Company terminates Mr. Caloz’s employment without Cause or if Mr. Caloz resigns for Good Reason, then Mr. Caloz is entitled to Accrued Benefits, twelve months of base salary plus target bonus and a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 50%). In the event of a Change of Control Termination then Mr. Caloz is entitled to Accrued Benefits, 18 months of base salary plus target bonus and a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 50%). In the event of a termination of Mr. Caloz’s employment due to death or disability or if Mr. Caloz resigns for Good Reason or upon a Change of Control Termination, Mr. Caloz is entitled to accelerated vesting of options and performance share unit awards that remain unvested as of the termination date. Furthermore, in the event of a Change of Control Termination, Mr. Caloz is entitled to accelerated vesting of restricted share unit awards, and, to avoid duplication of severance payments, any amount to be paid per the above will be offset by severance amounts paid pursuant to the Company’s change of control guidelines.

Ricardo Dolmetsch

The following table discloses information about the benefits the named executive officer would receive as of December 31, 2022, at a share price of $22.67 per Ordinary Share upon termination in certain circumstances, including in the event of a change in control.

	Termination without Cause or Resignation for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($) (4)	Retirement ($) (4)
Compensation
Cash severance	786,952	1,180,428	—	—	—
Pro-rata bonus (1)	262,317	262,317	—	—	—
Long term incentive
Restricted share units - unvested and accelerated	—	1,847,696	—	—	—
Performance share units - unvested and accelerated (2)	66,196	66,196	66,196	66,196	66,196
Stock options - unvested and accelerated		625,083
Benefits and perquisites
Health insurance (3)	28,971	43,457	—	—	—
Total	1,144,436	4,025,177	66,196	66,196	66,196
(1)	Pro-rata bonus amount under the “Termination without Cause or Resignation for Good Reason” column is based on actual 2022 annual short-term incentive pay-out.
(2)	PSU amounts reflect actual earned awards for all completed tranches.
(3)	Health costs are based on individual elections and budgeted rates for 2022.

(4)	The disclosure assumes the Compensation Committee did not exercise its discretion to award pro-rata short-term incentive amounts in the event of disability or retirement.

As of December 31, 2022, the Dolmetsch Employment Agreement required us to provide compensation and/or other benefits to Dr. Dolmetsch during his employment and in the event of that executive’s termination of employment under certain circumstances and in the event of termination due to of a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits) are conditioned upon the execution and delivery to the Company of a General Release of Claims.

Pursuant to the terms of the Dolmetsch Employment Agreement, if Dr. Dolmetsch’s employment is terminated due to the death or Disability of Dr. Dolmetsch, then Dr. Dolmetsch is entitled to Accrued Benefits. If the Company terminates Dr. Dolmetsch’s employment without Cause or if Dr. Dolmetsch resigns for Good Reason, then Dr. Dolmetsch is entitled to Accrued Benefits, twelve months of base salary plus target bonus, a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 50%), and continued coverage through COBRA for a period of 12 months. In the event of a Change of Control Termination then Dr. Dolmetsch is entitled to Accrued Benefits, 18 months of base salary plus target bonus, a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 50%), and continued coverage through COBRA for a period of 18 months. In the event of a termination of Dr. Dolmetsch’s employment due to death or disability or if Dr. Dolmetsch resigns for Good Reason or upon a Change of Control Termination, Dr. Dolmetsch is entitled to accelerated vesting of options that remain unvested as of the termination date. Furthermore, in the event of a Change of Control Termination, Dr. Dolmetsch is entitled to accelerated vesting of restricted share unit awards, and, to avoid duplication of severance payments, any amount to be paid per the above will be offset by severance amounts paid pursuant to the Company’s change of control guidelines.

The foregoing descriptions of the Dolmetsch Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement.

Christian Klemt

The following table discloses information about the benefits the named executive officer would receive as of December 31, 2022, at a share price of $22.67 per Ordinary Share upon termination in certain circumstances, including in the event of a change in control.

	Termination without Cause or Resignation for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($) (3)	Retirement ($) (3)
Compensation
Cash severance	501,616	752,424	—	—	—
Pro-rata bonus (1)	143,319	143,319	—	—	—
Long term incentive
Restricted share units - unvested and accelerated	—	1,443,150	—	—	—
Performance share units - unvested and accelerated (2)	46,247	46,247	46,247	46,247	46,247
Stock options - unvested and accelerated		498,735
Total	691,182	2,883,875	46,247	46,247	46,247
(1)	Pro-rata bonus amount under the “Termination without Cause or Resignation for Good Reason” column is based on actual 2022 annual short-term incentive pay-out.
(2)	PSU amounts reflect actual earned awards for all completed tranches.

(3)	The disclosure assumes the Compensation Committee did not exercise its discretion to award pro-rata short-term incentive amounts in the event of disability or retirement.

The Klemt Employment Agreement requires us to provide compensation and/or other benefits to Mr. Klemt during his employment and in the event of that executive’s termination of employment under certain circumstances and in the event of termination due to a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits) are conditioned upon the execution and delivery to the Company of a General Release of Claims.

Pursuant to the terms of the Klemt Employment Agreement, if Mr. Klemt’s employment is terminated due to the death or Disability of Mr. Klemt, then Mr. Klemt is entitled to Accrued Benefits. If the Company terminates Mr. Klemt’s employment without Cause or if Mr. Klemt resigns for Good Reason, then Mr. Klemt is entitled to Accrued Benefits, twelve months of base salary plus target bonus and a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 40%). In the event of a Change of Control Termination then Mr. Klemt is entitled to Accrued Benefits, 18 months of base salary plus target bonus and a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 40%). In the event of a termination of Mr. Klemt’s employment due to death or disability or if Mr. Klemt resigns for Good Reason or upon a Change of Control Termination, Mr. Klemt is entitled to accelerated vesting of options and performance share unit awards that remain unvested as of the termination date. Additionally, if Mr. Klemt retires, he is entitled to accelerated vesting of options granted prior to June 30, 2019. Furthermore, in the event of a Change of Control Termination, Mr. Klemt is entitled to accelerated vesting of restricted share unit awards, and, to avoid duplication of severance payments, any amount to be paid per the above will be offset by severance amounts paid pursuant to the Company’s change of control guidelines.

Alexander Kuta

The following table discloses information about the benefits the named executive officer would receive as of December 31, 2022, at a share price of $22.67 per Ordinary Share upon termination in certain circumstances, including in the event of a change in control

	Termination without Cause or Resignation for Good Reason ($)	Termination in Connection with a Change in Control ($)	Death ($)	Disability ($) (4)	Retirement ($) (4)
Compensation
Cash severance	643,591	965,387	—	—	—
Pro-rata bonus (1)	183,883	183,883	—	—	—
Long term incentive
Restricted share units - unvested and accelerated	—	1,167,732	—	—	—
Performance share units - unvested and accelerated (2)	46,247	46,247	46,247	46,247	46,247
Stock options - unvested and accelerated		398,987
Benefits and perquisites
Health insurance (3)	22,370	33,555	—	—	—
Total	896,091	2,795,791	46,247	46,247	46,247
(1)	Pro-rata bonus amount under the “Termination without Cause or Resignation for Good Reason” column is based on actual 2022 annual short-term incentive pay-out.
(2)	PSU amounts reflect actual earned awards for all completed tranches.
(3)	Health costs are based on individual elections and budgeted rates for 2022.

(4)	The disclosure assumes the Compensation Committee did not exercise its discretion to award pro-rata short-term incentive amounts in the event of disability or retirement.

The Kuta Employment Agreement requires us to provide compensation and/or other benefits to Dr. Kuta during his employment and in the event of that executive’s termination of employment under certain circumstances and in the event of termination because of a change in control. Those arrangements are described in greater detail below. All severance payments and benefits described below (except for Accrued Benefits) are conditioned upon the execution and delivery to the Company of a General Release of Claims.

Pursuant to the terms of the Kuta Employment Agreement, if Dr. Kuta’s employment is terminated due to the death or Disability of Dr. Kuta, then Dr. Kuta is entitled to Accrued Benefits. If the Company terminates Dr. Kuta’s employment without Cause or if Dr. Kuta resigns for Good Reason, then Dr. Kuta is entitled to Accrued Benefits, twelve months of base salary plus target bonus, a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 40%), and continued coverage through COBRA for a period of 12 months. In the event of a Change of Control Termination then Dr. Kuta is entitled to Accrued Benefits, 18 months of base salary plus target bonus, a bonus pro-rated to the date of termination and based on the target bonus amount set by the Board (currently 40%), and continued coverage through COBRA for a period of 18 months. In the event of a termination of Dr. Kuta’s employment due to death or disability or if Dr. Kuta resigns for Good Reason or upon a Change of Control Termination, Dr. Kuta is entitled to accelerated vesting of options and performance share unit awards that remain unvested as of the termination date. Additionally, if Dr. Kuta retires, he is entitled to accelerated vesting of options granted prior to June 30, 2019. Furthermore, in the event of a Change of Control Termination, Dr. Kuta is entitled to accelerated vesting of restricted share unit awards, and, to avoid duplication of severance payments, any amount to be paid per the above will be offset by severance amounts paid pursuant to the Company’s change of control guidelines.

Notwithstanding the above analysis, which was effective during the course of the 2022 calendar year, Dr. Kuta retired effective March 31, 2023, and his employment agreement is no longer in effect. The Company and Dr. Kuta have entered into a one-year consulting agreement to provide transition services following Dr. Kuta’s retirement. Details of that agreement can be found in the Company’s current report on Form 8-K filed with the SEC on April 5, 2023.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

Current Director Compensation Arrangements

Our Remuneration Policy provides that our Board may determine compensation paid to non-executive directors. Our Board-approved non-executive director compensation for their services on our Board is as follows:

●	Each non-executive director received an annual retainer of $45,000.
●	The chair of the board receives an annual retainer totaling $75,000 (i.e., an annual retainer of $45,000 and an additional $35,000 as the chair of the Board).
●	Each non-executive director who serves as a member of a committee of our Board receives additional compensation as follows:
●	Audit Committee: members receive an annual retainer of $10,000; the chair receives an annual retainer of $20,000.
●	Compensation Committee: members receive an annual retainer of $7,500; the chair receives an annual retainer of $15,000.
●	Nominating and Corporate Governance Committee: members receive an annual retainer of $5,000; the chair receives an annual retainer of $10,000.
●	Research & Development Committee: members receive an annual retainer of $7,500; the chair receives an annual retainer of $15,000.
●	Each non-executive director receives an annual equity grant with a value consisting of one-half options and one-half RSUs with a one-year vesting period for each.

The size of the annual equity grant is determined by reference to our peer group companies. In reviewing Board of Director compensation, the Compensation Committee’s independent consultant provides an analysis of cash and equity compensation practices and levels within the same compensation peer group used for the named executive officers. To remain in line with the practice of peer companies, for 2022 it was determined that directors would receive an equity award of a fixed number of shares provided that the value of the shares remained within a reasonable range. As a result, the value of the uniQure award will be consistent with our peers who predominantly use fixed share awards. Because such awards can vary in value from year-to-year, the Board will assess the grants to ensure they remain within a reasonable range.

Each annual retainer for Board and committee service is payable semi-annually.

Each member of our Board is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which she or he serves.

DIRECTOR COMPENSATION TABLE

The following table summarizes the annual compensation paid to those persons who served as our non-executive directors during the fiscal year ended December 31, 2022.

Name	Fees Earned ($)	Option Awards ($) (1)	Restricted Stock Unit Awards ($) (1)	Total ($)
Robert Gut	46,370	151,861	152,452	350,682
Jack Kaye	64,110	151,861	152,452	368,422
Madhavan Balachandran	52,740	151,861	152,452	357,052
Jeremy Springhorn	65,240	151,861	152,452	369,552
Paula Soteropoulos	51,370	151,861	152,452	355,682
David Meek	86,370	151,861	152,452	390,682
Leonard Post	52,740	151,861	152,452	357,052
Rachelle Jacques	48,870	151,861	152,452	353,182

(1)	The value of stock awards and stock options as reported in their respective columns is calculated using the grant date accounting fair value determined in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”).

The following table sets forth information relating to the aggregate number of RSUs and stock options to our Ordinary Shares outstanding on December 31, 2022 for each of our non-executive directors.

Name	Award Type	Aggregate Number of Awards Outstanding (#) (1)
Jack Kaye	Option	60,867
	RSU	10,614
Paula Soteropoulos	Option	50,867
	RSU	10,614
Madhavan Balachandran	Option	49,867
	RSU	10,614
Jeremy Springhorn	Option	49,867
	RSU	10,614
David Meek	Option	43,477
	RSU	10,614
Robert Gut	Option	116,283
	RSU	14,741
Leonard Post	Option	34,562
	RSU	10,614
Rachelle Jacques	Option	30,455
	RSU	10,614
(1)	This table includes unexercised option awards (whether or not exercisable) and unvested stock awards (including unvested stock units).

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Based on information publicly filed and provided to us by certain holders, the following table shows the number of our Ordinary Shares beneficially owned as of September 15, 2023 by (i) each person known by us to beneficially own more than five percent (5%) of our Ordinary Shares, (ii) each named executive officer, (iii) each of our directors, and (iv) all of our current NEOs and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares that could be issued upon the exercise of outstanding equity awards and warrants held by that person that are currently exercisable or exercisable within 60 days of September 15, 2023 are considered outstanding. As of September 15, 2023, we had 47,781,319 Ordinary Shares outstanding. Unless otherwise stated in a footnote, each of the beneficial owners listed below has direct ownership of and sole voting power and investment power with respect to our Ordinary Shares.

Unless otherwise noted below, the address of each director and named executive officer is c/o uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands.

	Ordinary Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
5% or Greater Shareholders ("Major Shareholders"):
Blackrock Inc. (1)	4,944,977	10.35%
Nantahala Capital Management, LLC (2)	3,236,684	6.77%
State Street Corporation (3)	2,541,627	5.32%
FMR, LLC (4)	2,461,518	5.15%
Bristol-Myers Squibb Company (5)	2,388,108	5.00%
Major Shareholders Total	15,572,914	32.59%

Directors and Named Executive Officers
Matthew Kapusta	1,038,963	2.13%
Christian Klemt	184,595	*
Alexander Kuta (6)	166,812	*
Robert Gut	151,413	*
Ricardo Dolmetsch	128,881	*
Pierre Caloz	96,618	*
Jack Kaye	86,286	*
Madhavan Balachandran	67,157	*
Jeremy Springhorn	67,154	*
Paula Soteropoulos	58,590	*
David Meek	55,658	*
Leonard Post	44,083	*
Rachelle Jacques	35,525	*
All current executive officers and directors as a group (13 persons) (7)	2,014,923	4.05%

* Represents beneficial ownership of less than 1% of our outstanding Ordinary Shares.

(1)	The registered office of Blackrock, Inc. (“Blackrock”) is 50 Hudson Yards, New York, New York, 10001 United States. The number of shares reported is based solely on a Schedule 13F filed with the SEC by Blackrock on August 11, 2023.

(2)	The registered office of Nantahala Capital Management, LLC (“Nantahala”) is 130 Main St. 2nd Floor, New Canaan, Connecticut 06840, United States. The number of shares reported is based solely on a Schedule 13F filed with the SEC by Nantahala on August 14, 2023.

(3)	The registered office of State Street Corporation (“SSC”) is 1 Congress Street, Suite 1, Boston, MA 02111, United States. The number of shares reported is based solely on a Schedule 13F filed with the SEC by SSC on August 14, 2023.

(4)	The registered office of FMR LLC (“FMR”) is 245 Summer Street, Boston, Massachusetts 02210, United States. The number of shares reported is based solely on a Schedule 13F filed with the SEC by FMR on August 11, 2023.

(5)	Bristol-Myers Squibb Company (“BMS”) has sole voting and dispositive power over 2,388,108 Ordinary Shares. The registered office of BMS is 345 Park Avenue, New York, New York 10154, United States. The foregoing information is based solely on a Schedule 13G filed with the SEC by BMS on August 17, 2015.

(6)	On March 31, 2023, Dr. Kuta retired from the Company and its affiliates in all capacities.

(7)	Represents the number of shares beneficially owned by all current directors and executive officers, as of September 15, 2023. The persons listed in the table below hold options to purchase the number of Ordinary Shares shown that are currently exercisable or become exercisable within 60 days of September 15, 2023, as well as the number of outstanding Ordinary Shares:

Name	Options to Purchase Ordinary Shares	Outstanding Ordinary Shares
Matthew Kapusta	786,206	252,757
Christian Klemt	126,868	57,727
Robert Gut	113,564	37,849
Ricardo Dolmetsch	75,312	53,569
Pierre Caloz	66,162	30,456
Jack Kaye	60,867	25,419
Madhavan Balachandran	49,867	17,290
Jeremy Springhorn	49,867	17,287
Paula Soteropoulos	44,867	13,723
David Meek	43,477	12,181
Leonard Post	34,562	9,521
Rachelle Jacques	27,596	7,929
Directors and Executive Officers Total	1,479,215	535,708

Securities Authorized for Issuance under Equity Compensation Plans

The table below provides information about our Ordinary Shares that may be issued under our 2014 Share Incentive Plan, as amended and restated (the “2014 Plan”), our predecessor plans and outside these plans as of August 31, 2023:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights (1)	(c) Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2014 Plan (Equity Compensation Plan Approved by Security Holders)	7,102,710	$ 16.99	501,785
Equity Compensation Plans Not Approved by Security Holders (2)	1,027,460	$ 9.19
Total	8,130,170	$ 16.03	501,785

(1)	The exercise price for our RSU and PSU awards is $0.00 and is included in the weighted-average exercise price of outstanding options, warrants and rights.

(2)	These awards include inducement grants entered into by the Company outside of the 2014 Plan and the predecessor plans.

At the 2022 Annual General Meeting, our Board was granted the authority to issue a maximum of 19.9% of the Company’s aggregate issued capital at the time of issuance in connection with any other single issuance (or series of related issuances). Ordinary Shares may be issued as part of inducement or other option grants but are not restricted to that purpose.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are, and as of December 31, 2022, were, Messrs. Balachandran, Kaye, and Meek, with Mr. Balachandran serving as the Chair. Each such director is independent. None of the members of our Compensation Committee are, or have at any time been, an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or our Compensation Committee during the fiscal year ended December 31, 2022. No directors served on our Compensation Committee in 2022 other than those described herein.

Compensation of and Grants of Options to Certain Related Parties

In the period ended December 31, 2022, executive directors received regular salaries, post-employment benefits and share-based payments. Additionally, non-executive directors received compensation for their services in the form of cash compensation and equity grants. We grant options and restricted share units (“RSUs”), to members of the Board and senior management. We have also granted performance share units (“PSUs”) to senior management and certain other employees. Details of equity granted are included within the beneficial ownership table below.

Additionally, effective March 31, 2023, we entered into a consulting agreement with Alex Kuta in association with his retirement from the Company. For further details, see the Company’s Current Report on Form 8-K filed on April 5, 2023.

GENERAL MATTERS

Availability of Certain Documents

This Proxy Statement and our other filings have been posted on our website at http://www.uniqure.com/investors-newsroom/sec-filings.php. A copy of our 2022 Dutch Statutory Annual Accounts and our 2022 Dutch Statutory Board Report is available on our website at www.uniqure.com or it may be obtained free of charge by written request.

Please send a written request to Investor Relations at the Company’s principal executive offices below:

uniQure N.V.

Paasheuvelweg 25a

1105 BP Amsterdam

The Netherlands

Attention: Investor Relations

Email: investors@uniQure.com

or to the Company’s administrative offices:

uniQure N.V.

113 Hartwell Avenue

Lexington, MA 02421

United States

Attention: Investor Relations

Delivery of Proxy Materials to Households

If you are a Shareholder who lives at a shared address and you would like additional copies of the Proxy Statement, or any future proxy statements, please contact Investor Relations, uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, by telephone at +1-339-970-7000 or by email at investors@uniQure.com, and we will promptly mail you copies. This Proxy Statement is also available at http://www.edocumentview.com/QURE.

Contact for Additional Questions

If you hold your shares directly, please contact Investor Relations at uniQure N.V., Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands, by telephone at +1-339-970-7000, or by email at investors@uniQure.com. If your shares are held in street name, please use the contact information provided on your voting instruction form or contact your broker or other nominee directly.

Shareholder Communications

The Company has a process for Shareholders who wish to communicate with the Board. Shareholders who wish to communicate with the Board may write to the Board at the address of the Company’s principal executive office given above. These communications will be received by Investor Relations and will be presented to the Board at the discretion of Investor Relations. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. Any communication determined in good faith to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Board.

Proposals for the 2024 Annual General Meeting of Shareholders

If any Shareholder wishes to propose a matter for consideration at our 2024 Annual General Meeting of Shareholders, the proposal should be delivered to Investor Relations at the address above.

To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our Proxy Statement and form of proxy for our 2024 Annual General Meeting of Shareholders, a proposal must be received by Investor Relations on or before January 18, 2024, unless the date of the 2024 Annual General Meeting is changed by more than 30 days from the date of the Extraordinary Meeting, and must satisfy the proxy rules promulgated by the SEC.

Any other shareholder proposals and nominations to be presented at our 2024 Annual General Meeting of Shareholders, must be received by the Company no later than 60 days before the date of the annual general meeting and must otherwise be given pursuant to the requirements of Dutch law.

Proposals and nominations that are not received by the dates specified above will be considered untimely. In addition, proposals must comply with the laws of the Netherlands, our Articles of Association and the rules and regulations of the SEC.

Other Matters

At the date of the Proxy Statement, management is not aware of any matters to be presented for action at the Extraordinary Meeting other than those described above.

October 6, 2023	By Order of the Board of Directors,

/s/ Matthew Kapusta
Matthew Kapusta, Chief Executive Officer, and Executive Director

Appendix A

uniQure N.V.

2014 Share Incentive Plan

(Amended and Restated effective as of November 15, 2023)

1.	Purpose

The purpose of this 2014 Share Incentive Plan, as herein amended and restated (the “Plan”) of uniQure N.V., a public limited company incorporated under the laws of the Netherlands (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the U.S. Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”). The Plan was initially effective as of January 9, 2014 and was amended effective as of June 10, 2015, amended and restated as of June 15, 2016 and June 13, 2018, and further amended effective as of June 16, 2021. This amended and restated Plan will be effective as of November 15, 2023, subject to the approval of the Company’s shareholders (the “Amendment Effective Date”).

Changes made pursuant to this amendment and restatement shall only apply to Awards granted on or after the Amendment Effective Date. Awards granted prior to the Amendment Effective Date shall continue to be governed by the applicable Award agreements and the terms of the Plan, without giving effect to changes made pursuant to this amendment and restatement, and the Board shall administer such Awards in accordance with the Plan, without giving effect to changes made pursuant to this amendment and restatement.

2.	Eligibility

All of the Company’s employees, executive directors and non-executive directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Eligibility to participate in the Plan shall be determined at the sole discretion of the Board. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Shares (as defined in Section 7), Restricted Share Units (as defined in Section 7) and Other Share-Based Awards (as defined in Section 8).

3.	Administration and Delegation

(a)Administration by the Board. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Shares Available for Awards
(a)	Number of Shares; Share Counting.

(1)Authorized Number of Shares. Subject to adjustment under this Section 4(a) and Section 9, the aggregate number of ordinary shares (€0.05 par value per share) of the Company (the “Ordinary Shares”) that may be issued with respect to Awards granted under the Plan on or after the Amendment Effective Date shall not exceed 501,785 shares, which is the number of shares that remained available for Awards under the Plan as of August 31, 2023.  The number of shares remaining available for Awards under the Plan as of the Amendment Effective Date will be reduced by the number of Ordinary Shares subject to Awards granted under the Plan after August 31, 2023 and prior to the Amendment Effective Date.  In addition, subject to adjustment under this Section 4(a) and Section 9, any Ordinary Shares subject to outstanding Awards granted under the Plan as of the Amendment Effective Date or thereafter are not issued by reason of the forfeiture, termination, surrender, exchange, cancellation, expiration or lapse of such Award (including as the result of Ordinary Shares subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or by reason of being settled in cash in lieu of Ordinary Shares, then such Ordinary Shares shall immediately again be available for issuance under the Plan ; provided, however, that (1) in the case of Incentive Share Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of a SAR, the number of shares counted against the shares available under the Plan shall be the gross number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR.

(2)Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:

(A)the gross number of Ordinary Shares covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants a SAR in tandem with an Option for the same number of Ordinary Shares and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan; and

(B)Ordinary Shares delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase Ordinary Shares upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Awards creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards

(b)Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other share or share-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Share Options

(a)General. The Board may grant options to purchase Ordinary Shares (each, an “Option”) and determine the number of Ordinary Shares to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable securities laws, as it considers necessary or advisable.  No dividends or dividend equivalents shall be paid with respect to Options.

(b)Incentive Share Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Share Option”) shall only be granted to employees of uniQure N.V., any of uniQure N.V.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Share Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Share Option shall be designated a “Share Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Share Option is not an Incentive Share Option or if the Company converts an Incentive Share Option to a Share Option. On and after the Amendment Effective Date, Awards with respect to a maximum of 200,000 Ordinary Shares may be granted in the form of Incentive Share Options under the Plan.

(c)Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement, which shall be not less than 100% of the Fair Market Value per Ordinary Share on the date the Option is granted; provided, however, that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. For purposes of the Plan, unless otherwise required by applicable law, the Fair Market Value per Ordinary Share as of any date shall be (A) if the Ordinary Shares are readily tradeable on a national securities exchange or other market system, either (I) or (II), as determined by the Board on or prior to the date of grant, where (I) is the average of the closing sales prices of the Ordinary Shares during regular trading hours for the ten trading days following the date of grant and (II) is the closing sales price of the Ordinary Shares during regular trading hours on the date of grant, or (B) if the Ordinary Shares are not readily tradeable on a national securities exchange or other market system, the amount determined in good faith by (or in a manner approved by) the Board (“Fair Market Value”). Notwithstanding the foregoing (x) for purposes of any Option intended to be an Incentive Share Option, Fair Market Value shall be determined in accordance with the applicable provisions of Section 422 of the Code and the corresponding regulations, (y) for purposes of any Share Option granted to a Participant who is subject to taxation in the United States, Fair Market Value shall be determined in accordance with the applicable provisions of Section 409A of the Code and the corresponding regulations and (z) in no event shall the exercise price of any Option be less than the nominal value per Ordinary Share.

(d)Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Ordinary Shares subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)Payment Upon Exercise. Ordinary Shares purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)	By wire transfer, in cash or by check, payable to the order of the Company;

(2)except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of Ordinary Shares owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Ordinary Shares, if acquired directly from the Company, were owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Ordinary Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)to the extent provided for in the applicable Share Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5)to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6)by any combination of the above-permitted forms of payment.

6.	Share Appreciation Rights

(a)General. The Board may grant Awards consisting of share appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Ordinary Shares or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of an Ordinary Share over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.  No dividends or dividend equivalents shall be paid with respect to SARs.

(b)Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c)Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d)Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

7.	Restricted Shares; Restricted Share Units

(a)General. The Board may grant Awards entitling recipients to acquire Ordinary Shares (“Restricted Shares”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive Ordinary Shares or cash to be delivered at the time such Award vests (“Restricted Share Units”) (Restricted Shares and Restricted Share Units are each referred to herein as a “Restricted Share Award”).

(b)Terms and Conditions for All Restricted Share Awards. The Board shall determine the terms and conditions of a Restricted Share Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)Additional Provisions Relating to Restricted Shares; Dividends. Any dividends (whether paid in cash or shares) declared and paid by the Company with respect to shares of Restricted Shares (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of shares or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Shares. For the avoidance of doubt, dividends declared and paid by the Company with respect to Restricted Shares that are subject to restrictions on transfer and forfeitability shall be paid if and to the extent that the restrictions on transfer and forfeitability with respect to the underlying Restricted Shares lapse, as determined by the Board.

(d)	Additional Provisions Relating to Restricted Share Units.

(1)Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Share Unit, the Participant shall be entitled to receive from the Company the number of shares of Ordinary Shares set forth in the applicable Award agreement or (if so provided in the applicable Award agreement) an amount of cash equal to the Fair Market Value of one of such number of Ordinary Shares. The Board may, in its discretion, provide that settlement of Restricted Share Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.

(2)Voting Rights. A Participant shall have no voting rights with respect to any Restricted Share Units.

(3)Dividend Equivalents. The Award agreement for Restricted Share Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding Ordinary Shares (“Dividend Equivalents”). Dividend Equivalents may be paid currently (but only to the extent the Restricted Share Units are vested) or credited to an account for the Participant, may be settled in cash and/or Ordinary Shares and may be subject to the same restrictions as the Restricted Share Units with respect to which paid, in each case to the extent provided in the Award agreement. Notwithstanding the foregoing, Dividend Equivalents with respect to Restricted Share Units that are subject to restrictions shall be paid only if and to the extent that the restrictions with respect to the underlying Restricted Share Units lapse, as determined by the Board.

8.	Other Share-Based Awards

(a)General. Other Awards of Ordinary Shares, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Ordinary Shares or other property, may be granted hereunder to Participants (“Other Share-Based Awards”). Such Other Share-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share-Based Awards may be paid in Ordinary Shares or cash, as the Board shall determine.  Any dividends or Dividend Equivalents with respect to Other Share-Based Awards shall be paid only if and to the extent that restrictions with respect to the underlying Other Share-Based Award lapse, as determined by the Board.

(b)Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Share-Based Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Ordinary Shares and Certain Other Events

(a)Changes in Capitalization. In the event of any share split, share consolidation, share dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Ordinary Shares other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Share Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Restricted Share Unit or Other Share-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing and subject to compliance with Section 409A of the Code, if applicable, in the event the Company effects a split of the Ordinary Shares by means of a share dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such share dividend shall be entitled to receive, on the distribution date, the share dividend with respect to the Ordinary Shares acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such share dividend.

(b)Reorganization Events.

(1)Definition. A “Reorganization Event” shall be deemed to have occurred upon any of the following events:

(A)any person or other entity (other than any of the Company’s subsidiaries or any employee benefit plan sponsored by the Company or any of its subsidiaries), including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the “Voting Stock”);

(B)consummation of the sale of all or substantially all of the property or assets of the Company; or

(C)consummation of a consolidation or merger of the Company with another corporation (other than with any of the Company’s subsidiaries), which results in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 51% of the Voting Stock of the surviving entity.

Notwithstanding the foregoing, the Board may provide for a different definition of “Change in Control” in an Award agreement if it determines that such different definition is necessary or appropriate, including without limitation, to comply with the requirements of Section 409A of the Code.

(2)	Consequences of a Reorganization Event on Awards.

(A)In connection with a Reorganization Event where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Awards that are not exercised or paid at the time of the Reorganization Event shall be assumed by, or replaced with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Reorganization Event, references to the “Company” as they relate to employment matters shall include the successor employer, unless the Board provides otherwise.

(B)Unless the Award agreement provides otherwise, if a Participant’s employment or other service is terminated by the Company without cause (as determined by the Board) upon or within 12 months following a Reorganization Event, the Participant’s outstanding Awards shall become fully exercisable and any restrictions on such Awards shall lapse as of the date of such termination; provided that if the restrictions on any such Awards is based, in whole or in part, on performance, the applicable Award agreement shall specify how the portion of the Award that becomes vested pursuant to this Section 9(b)(2) shall be calculated.

(C)In connection with a Reorganization Event, if all outstanding Awards are not assumed by, or replaced with Awards that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards on such terms as the Board determines without the consent of any Participant (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) upon written notice to a Participant, provide that all of the Participant’s unexercised and/or unvested Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (ii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iii) in the event of a Reorganization Event under the terms of which holders of Ordinary Shares will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (I) the number of shares of Ordinary Shares subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (II) the excess, if any, of (x) the Acquisition Price over (y) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (iv) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (v) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically. Such surrender, termination or payment shall take place as of the date of the Reorganization Event or such other date as the Board may specify. Without limiting the foregoing, (1) if the per share Acquisition Price does not exceed the per share Option exercise price or SAR measurement price, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR and (2) upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Shares or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Shares then outstanding shall automatically be deemed terminated or satisfied.

(D)Notwithstanding the foregoing in this Section 9(b)(2), in the case of outstanding Restricted Share Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Share Unit agreement provides that the Restricted Share Units shall be settled upon a “change in control event” within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A) and the Restricted Share Units shall instead be settled in accordance with the terms of the applicable Restricted Share Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (ii), (iii) or (iv) of Section 9(b)(2)(C) if the Reorganization Event constitutes a “change in control event” as defined under U.S. Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Share Units pursuant to Section 9(b)(2)(A), then the unvested Restricted Share Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(E)For purposes of Section 9(b)(2)(A), an Award (other than Restricted Shares) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each Ordinary Share subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Ordinary Shares for each Ordinary Share held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if the consideration received as a result of the Reorganization Event is not solely ordinary shares or common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of ordinary shares or common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding Ordinary Shares as a result of the Reorganization Event.

10.	General Provisions Applicable to Awards

(a)Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution applicable to such Participant or, other than in the case of an Incentive Share Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Ordinary Shares subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b)Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(e)Withholding. The Participant must satisfy all applicable Dutch, United States and other applicable national, federal, state, and local or other income, national insurance, social and employment tax withholding obligations before the Company will deliver or otherwise recognize ownership of Ordinary Shares under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of Ordinary Shares, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where shares are being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for Dutch, United States and other applicable national, federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)Amendment of Award. Subject to Section 11(c), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Share Option to a Share Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9 or is intended to make the Award comply with applicable law.

(g)Conditions on Delivery of Ordinary Shares. The Company will not be obligated to deliver any Ordinary Shares pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)Acceleration. Notwithstanding Section 10(i), the Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

(i)Minimum Vesting. Awards granted under the Plan shall vest or become exercisable over a period that is not less than one year from the date of grant. Subject to any adjustments made in accordance with Section 9(a) above, up to 5% of the Ordinary Shares subject to the share reserve set forth in Section 4(a)(1) may be granted without regard to the minimum vesting requirement of this Section 10(i).

11.	Miscellaneous

(a)No Right to Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award. This Plan will not be considered a part of any employment agreement in force between the Participant and the Company and/or a group company. The grant of an Award does not qualify as an employment condition and shall not be included in the calculation of any severance payment or any other payments in connection with the Participant’s employment agreement or the termination thereof. The granting of an Award or the vesting thereof does not in any way affect the scope or level of the Participant’s pension rights, pension entitlements and/or of any other entitlements vis-a-vis the Company and/or a group company. The granting of an Award is at the sole discretion of the Board and does not entitle the Participant to any future Awards.

(b)No Rights as Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any Ordinary Shares to be distributed with respect to an Award until becoming the record holder of such shares.

(c)No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Ordinary Shares, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Ordinary Shares or other securities, or similar transactions), the Company may not, without obtaining shareholder approval, (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or measurement price of such SARs, (ii) cancel outstanding Options or SARs in exchange or substitution for Options or SARs with an exercise price or measurement price, as applicable, that is less than the exercise price or measurement price of the original Options or SARs or (iii) cancel outstanding Options or SARs with an exercise price or measurement price, as applicable, above the current stock price in exchange or substitution for cash or other securities.

(d)Term of Plan. Unless sooner terminated, the Plan shall terminate on the day before the 10th anniversary of the Amendment Effective Date, provided that the shareholders of the Company approve this amendment and restatement of the Plan.

(e)Amendment of Plan. Subject to Section 11(c), the Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that no amendment that would require shareholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until the Company’s shareholders approve such amendment. In addition, if at any time the approval of the Company’s shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Share Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(e) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon shareholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if shareholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Ordinary Shares) prior to such shareholder approval.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, reacquired or otherwise canceled, or earned, exercised, settled or otherwise paid out, in accordance with their terms.

(f)Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction, and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(g)Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.  The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(h)Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a supervisory director, managing director, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a supervisory director, managing director, employee or agent of the Company. The Company will indemnify and hold harmless each supervisory director, managing director, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(i)Data Protection. The Participant hereby fully consents to the processing and transfer of all relevant data in the context of the administration of this Plan and the Award agreement. The Participant shall keep the Company fully informed of any changes in the relevant data.

(j)Share Trading, Recoupment and Other Policies. All Awards made under the Plan shall be subject to any applicable clawback and recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time, including, without limitation, the Company’s right to recover Awards, Ordinary Shares or any gains upon the sale of Ordinary Shares issued under the Plan in the event of a financial restatement due in whole or in part to fraud or misconduct by one or more of the Company’s executives or in the event a Participant violates any applicable restrictive covenants in favor of the Company to which the Participant is subject.

(k)Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Netherlands, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the Netherlands. Any disputes arising out of or in connection with the Plan shall, to the extent permitted by law, be submitted exclusively to the competent court of Amsterdam, the Netherlands.

***

Appendix B

First Amendment to the

uniQure N.V.

2014 Share Incentive Plan

(As Amended and Restated effective as of November 15, 2023)

This First Amendment (this “Amendment”) to the uniQure N.V. 2014 Share Incentive Plan (the “Plan”) is effective as of November 15, 2023.

1. Section 4(a)(1) of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:

“Authorized Number of Shares. Subject to adjustment under this Section 4(a) and Section 9, the aggregate number of ordinary shares (€0.05 par value per share) of the Company (the “Ordinary Shares”) that may be issued with respect to Awards granted under the Plan on or after the Amendment Effective Date shall not exceed 2,251,785 Ordinary Shares, including (i) 501,785 shares, which is the number of shares that remained available for Awards under the Plan as of August 31, 2023 and (ii) 1,750,000 shares.”

2.Except as amended hereby, the provisions of the Plan shall continue in full force and effect, and no other provisions in the Incentive Plan shall be deemed amended except as may be necessary to effectuate this Amendment.

1UPX uniQure N.V. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03VQ3C + + q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q uniQure N.V. Extraordinary General Meeting Proxy Card A Proposals — The Board recommends a vote FOR Proposals 1 and 2. 1. Resolution to approve the amendment and restatement of the Company’s 2014 Share Incentive Plan. Note: In their discretion, the holders of a proxy to vote shares may vote on such other business that may properly come before the meeting or any adjournment of the meeting thereof. 2. If Voting Proposal No. 1 is adopted, resolution to approve an increase in the number of authorized shares under the amendment and restatement of the Company’s 2014 Share Incentive Plan and to authorize the Board as the competent body to issue ordinary shares and grant rights to subscribe for ordinary shares pursuant to such Plan. For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 1234 5678 9012 345 MMMMMMMMM 589027 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMMMMMMM MMMMMMM If no electronic voting, delete QR code and control # Δ ≈ 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Online Go to www.investorvote.com/QURE or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/QURE Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by November 14, 2023 at 11:59 P.M., Central European Time. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/QURE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS This proxy is solicited by the Board of Directors for use at the Extraordinary General Meeting on November 15, 2023. Proxy and Power of Attorney of Shareholders The undersigned shareholder of uniQure N.V. (the “Company”) hereby constitutes and appoints each of Matthew Kapusta and Jeannette Potts as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Extraordinary General Meeting of Shareholders of the Company to be held at 2:00 PM Central European Time on November 15, 2023 and at any adjournments thereof, including on any matters that may properly come before the Extraordinary General Meeting, the number of votes the undersigned would be entitled to cast if present. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. (Items to be voted appear on reverse side) Proxy — uniQure N.V. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q C Non-Voting Items + + Change of Address — Please print new address below. Extraordinary General Meeting Admission Ticket Extraordinary General Meeting of Shareholders of uniQure N.V. Wednesday, November 15, 2023, 2:00 PM Central European Time Paasheuvelweg 25a, 1105 BP Amsterdam, the Netherlands Upon arrival, please present this admission ticket and photo identification at the registration desk.